UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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HAEMONETICS CORPORATION
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HAEMONETICS CORPORATION
Notice of Annual Meeting of Shareholders
July 27, 2017
To the Shareholders:
The Annual Meeting of Shareholders of Haemonetics Corporation, a Massachusetts corporation (the "Company"), will be held on Thursday, July 27, 2017 at 8:00 A.M., Eastern time, at the offices of the Company 400 Wood Road, Braintree, MA 02184 for the following purposes:

1.	To elect two directors as more fully described in the accompanying Proxy Statement;

2.	To consider and act upon an advisory vote regarding the compensation of our Named Officers;

3.	To consider and act upon an advisory vote on the frequency of future advisory votes on the compensation of the Company's Named Officers;

4.	Shareholder proposal to recommend changes to certain voting requirements;

5.
To ratify Ernst & Young LLP as our independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 2018; and

6.	To consider and act upon any other business which may properly come before the Meeting.
The Board of Directors has fixed the close of business on May 26, 2017 as the record date for the Meeting. All shareholders of record at the close of business on that date are entitled to notice of and to vote at the Meeting and at any adjournment thereof.
Whether or not you plan to attend the Meeting, please complete and return the enclosed proxy in the envelope provided or vote by telephone or the Internet pursuant to instructions provided with the proxy.
By Order of the Board of Directors
Michelle L. Basil
Secretary
Braintree, Massachusetts
June 12, 2017

HAEMONETICS CORPORATION
PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Haemonetics Corporation (the “Company”) for use at the Annual Meeting of Shareholders (the “Meeting”) to be held on Thursday, July 27, 2017 at the time and place set forth in the Notice of Meeting, and at any adjournment thereof.
MATERIALS
On approximately June 12, 2017, the Company began mailing to shareholders either this Proxy Statement or a Notice of Internet Availability of Proxy Materials containing instructions on how to access proxy materials via the Internet and how to vote online at www.investorvote.com/HAE.
The Company’s 2017 Annual Report, this Proxy Statement, and a form of proxy are available at www.investorvote.com/HAE.
Shareholders who have received a Notice of Internet Availability can request a paper copy of the proxy materials by contacting our transfer agent, Computershare Shareholder Services, PO Box 505008, Louisville, Kentucky 40233 by telephone at 1-866-641-4276 or by email at investorvote@computershare.com. There is no charge to you for requesting a copy of the proxy materials.
The Company’s principal executive offices are located at 400 Wood Road, Braintree, Massachusetts, USA 02184-9114, telephone number (781) 848-7100.
VOTING
If a proxy is properly delivered, it will be voted in the manner directed by the shareholder. This year, shareholders have the ability to choose from four means of voting: (1) mailing of a proxy card, (2) via telephone, by calling the toll-free number on the enclosed proxy card, (3) via Internet, by following the instructions on the enclosed proxy card, or (4) in person at the Meeting. If no instructions are specified with respect to any particular matter to be acted upon, the proxy will be voted in favor of the election of Directors as set forth in this Proxy Statement. For the other Items listed in the Notice of Meeting, the proxy will be voted FOR Item 2, FOR 1 year on Item 3, ABSTAIN on Item 4, and FOR Item 5 listed in the Notice of the Meeting. For both Internet and telephone voting you will have the ability to confirm that your vote has been properly recorded.
Any person delivering a proxy has the power to revoke it by voting in person at the Meeting or by giving written notice of revocation to the Secretary of the Company at any time before the proxy is exercised. Alternatively, any person wishing to revoke a vote submitted by telephone or Internet may (a) simply re-vote in the same manner, and the last received vote cast will be recorded in the final tally or (b) vote in person at the Meeting.
If you plan to attend the Annual Meeting and vote in person, you must present a form of personal identification (such as a valid driver's license or passport) along with your Notice, proxy card or proof of ownership. If your shares are held in street name, a bank or brokerage account statement can serve as proof of ownership. You may vote shares held in street name at the Annual Meeting only if you obtain a signed proxy from the shareholder of record(broker or other nominee) giving you the right to vote the shares.
Even if you plan to attend the Annual Meeting, we encourage you to vote in advance using one of the voting methods described above so that your vote will be counted if you later decide not to attend the Meeting.
Directions to the Meeting may be obtained by contacting Investor Relations. If calling from within the United States, please call (800) 225-5242 extension 569402. International callers, please use (781) 356-9402.
To contact us in writing:
Haemonetics Corporation
Attn: Investor Relations
400 Wood Road
Braintree, MA 02184

Haemonetics 2017 Proxy Statement

QUORUM
A majority of the votes entitled to be cast on the matter must be present in person or be represented by proxy at the Meeting in order to constitute a quorum for the election of any director or for the consideration of any question.
The election of the nominees for director, which is Item 1 in this Proxy Statement, will be decided by plurality vote. To approve all other Items listed in the Notice of Meeting, it is necessary that the votes cast favoring the action exceed the votes cast opposing the action.
Votes withheld, abstentions and broker “non-votes” are counted as present in determining whether the quorum requirement is satisfied. A “non-vote” occurs when a nominee holding shares for a beneficial owner is present or represented at the Meeting but does not vote on a particular matter. Abstentions and broker non-votes will not be taken into account in determining the outcome of any Item.

BROKER VOTING AUTHORITY
If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under New York Stock Exchange rules to vote your shares only on Item 5, the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors. However, New York Stock Exchange rules do not permit brokers to vote on the election of directors or any matter which relates to executive compensation without instructions from you. As a result, if you do not instruct your broker how to vote with respect to those matters, your shares will not be voted on those matters and a broker "non-vote" will occur. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

DIRECTOR ELECTION AUTHORITY
Under a policy adopted by the Board of Directors, in an uncontested election, any nominee for director who does not receive the favorable vote of at least a majority of the votes cast with respect to such director is required to tender his or her resignation to the Board of Directors. For purposes of the policy, a majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast include votes to withhold authority and exclude abstentions with respect to that director’s election.
The Governance and Compliance Committee will make a recommendation to the Board as to whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision, and the rationale behind it, within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Committee’s recommendation or in the Board’s decision.
If a majority of the members of the Governance and Compliance Committee fail to receive a “majority vote” in the same election, then the independent directors on the full Board of Directors shall appoint a committee from among themselves to consider the resignations and recommend to the Board whether to accept them.
If a director’s resignation is not accepted by the Board of Directors, the director shall continue to serve for the balance of the term for which he or she was elected and until his or her successor is duly elected, or his or her earlier resignation or removal.
If a director’s resignation is accepted by the Board of Directors, then the Board of Directors may, in accordance with the By-laws, fill any resulting vacancy or decrease the size of the Board of Directors.
SOLICITATION OF PROXIES
The Company has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies and provide related advice and informational support, for a services fee, plus customary disbursements, which are not expected to exceed $50,000 in total. The Company will bear these costs.
In addition, regular employees, none of whom will receive any extra compensation for their activities, or directors of the Company may also solicit proxies by telephone, e-mail or in person and arrange for brokerage houses and their custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

Haemonetics 2017 Proxy Statement

RECORD DATE AND VOTING
Only shareholders of record at the close of business on May 26, 2017 are entitled to attend and vote at the Meeting. On that date, the Company had outstanding and entitled to vote 52,502,461 shares of common stock with a par value of $.01 per share. Each outstanding share entitles the record holder to one vote on each of the director nominees and one vote on each other matter.

Haemonetics 2017 Proxy Statement

CORPORATE GOVERNANCE

HIGHLIGHTS
We are committed to high standards in corporate governance and creating a corporate governance environment that supports the long-term success of our Company. A few of our key corporate policies and practices are listed below:

•	Our executive compensation programs are designed to link pay and performance.

•	Our Board of Directors is committed to transparent and active engagement with shareholders.

•	We have an independent Chairman of our Board of Directors.

•	Our Directors with the exception of our Chief Executive Officer are independent under SEC and NYSE rules.

•	Each of the Audit, Compensation, and Governance and Compliance Committees is comprised entirely of independent Directors.

•	The independent Directors regularly hold executive sessions led by the independent Chairman of the Board.

•	Our Board oversees risk management and compliance.

•	We have a Director retirement age policy for Directors who reach the age of 72 years.

•	We conduct an annual Say-On-Pay vote.

•	Our Board has implemented claw-back policies for executive's annual incentive payments.

Reflecting its commitment to continuous improvement, our Board of Directors, under the leadership of our Governance and Compliance Committee, is undertaking a comprehensive evaluation of our corporate governance policies and practices in light of legal and regulatory requirements and evolving best practices suggested by recognized governance authorities. Our Board will make the additional modifications to our corporate governance practices that it determines are warranted upon the completion of this review.
STRUCTURE OF THE BOARD OF DIRECTORS
The Board of Directors oversees, directs and counsels executive management in conducting the business in the long-term interests of the Company and the shareholders. The Board’s responsibilities include:

•	Reviewing and approving the Company’s financial and strategic objectives, operating plans and significant actions, including acquisitions;

•	Overseeing the conduct of the business and compliance with applicable laws and ethical standards;

•	Overseeing the processes which maintain the integrity of our financial statements and public disclosures;

•	Selecting, evaluating and determining the compensation of senior management, including the Chief Executive Officer; and

•	Developing succession plans for the position of Chief Executive Officer and supervising senior management succession.
The Board of Directors currently has nine members, eight of whom are independent including the Chairman. The independent directors are organized into three standing committees: the Audit Committee, the Compensation Committee, and the Governance and Compliance Committee. This past year, leadership was provided by the Chairman of the Board, Richard J. Meelia.
We believe that having separate individuals serving in the roles of Chairman and Chief Executive Officer is appropriate for the Company at this time in recognition of the different responsibilities of each position and to foster independent leadership of our Board. This structure allows the Chief Executive Officer to focus on the day-to-day leadership of the Company and its operations and the Chairman to focus on leadership of the Board, while both individuals provide direction and guidance on strategic initiatives.

Haemonetics 2017 Proxy Statement

BOARD INDEPENDENCE
The Board has determined that each of the directors who has served during fiscal 2017, with the exception of Mr. Simon and Mr. Gelbman during Mr. Gelbman's service as the Company's Interim Chief Executive Officer, had no material relationship with the Company and is independent within the meaning of the Securities and Exchange Commission and the New York Stock Exchange director independence standards in effect. In making this determination, the Board considered information provided by each director and by the Company with regard to each director’s business and personal activities as they may relate to the Company and its management.
EXECUTIVE SESSIONS AND MEETINGS OF THE BOARD
Executive Sessions
Executive sessions of the non-management Directors were held during each the Board's regular quarterly meetings at such special meetings of the Board as requested by the independent Directors. During fiscal 2017, the Chairman of the Board of Directors, Richard J. Meelia, presided over all such executive sessions.
Meetings
The Board of Directors meets four times per year in regular meetings to address the following areas in addition to other routine or special business:

•	Spring meeting- Annual Operating Plan

•	Summer meeting - Corporate Governance

•	Fall meeting- Strategic Plan Review

•	Winter meeting- Succession Planning
The Board and its Committees met as follows during our last fiscal year:

	Board of Directors	Compensation Committee	Audit Committee	Governance and Compliance Committee
Regular Meetings	4	4	4	4
Special Meetings via Teleconference	2	3	5	1
Total Number of Meetings	6	7	9	5

Each of the Directors attended at least 75% of the the total number of meetings of the full Board of Directors held while he or she was a Director and the meetings held by Committees of the Board of Directors on which he or she served.
All Directors are strongly encouraged to attend the Annual Meeting of Shareholders. All of the Directors serving on the Company's Board at the time of the 2016 Annual Meeting of Shareholders attended the meeting.

Haemonetics 2017 Proxy Statement

COMMITTEES OF THE BOARD
The Board maintains three standing Committees: Audit, Compensation, and Governance and Compliance. The Board has determined that all members of our standing Committees, with the exception of Mr. Gelbman during his service as the Company's Interim Chief Executive Officer, have no material relationship with the Company and are independent within the meaning of the Securities and Exchange Commission and the New York Stock Exchange director independence standards.
The Board determined that service by Ronald L. Merriman on the audit committees of three other public companies did not impair Mr. Merriman’s ability to effectively serve on our Audit Committee during fiscal year 2017. Further, the Board has determined that the anticipated service by Charles J. Dockendorff on the audit committees of three other public companies during fiscal year 2018 will not impair his ability to effectively serve on our Audit Committee and we believe our shareholders will benefit from Mr. Dockendorff's extensive experience as a Chief Financial Officer and audit committee member at multi-national healthcare companies.

COMMITTEE	MEMBERS		KEY RESPONSIBILITIES
COMPENSATON	Pedro P. Granadillo (Chair) Susan Bartlett Foote Mark W. Kroll, PhD		Fulfill requirements of the Committee Charter
Evaluate and approve compensation philosophy, plans, policies, and incentive targets
Set competitive short and long-term cash compensation elements
Determine the extent to which short and long-term performance goals have been achieved
Set executive benefits and perquisites
Determine CEO compensation with Board ratification
Review and approve recommendations of the CEO with regard to other Named Officer compensation
Engage with shareholders on compensation policy
Approve peer group and appropriate benchmarking indices

AUDIT	Charles J. Dockendorff (Chair) Catherine M. Burzik Ronald G. Gelbman Ronald L. Merriman		Oversee financial reporting and disclosure practices including:
		l	Oversee internal controls and the internal audit function and processes for monitoring compliance by the Company with Company policies
		l	Select, replace, and determine the compensation of the independent registered public accounting firm
Review the scope of the annual audit and its results
		l	Review with the Company’s independent registered public accounting firm
Review various matters relating to risk assessment and remediation

GOVERNANCE AND COMPLIANCE	Ronald G. Gelbman (Chair) Susan Bartlett Foote Pedro P. Granadillo		Recommend Director nominees for election
Oversee the Company's compliance programs
Consider recommendations for Director nominees
Recommend corporate governance principles
Recommend changes to Board compensation

THE BOARD'S ROLE IN RISK MANAGEMENT
The Board is responsible for oversight of the Company’s risk management, while the Company's management is responsible for risk management on a day-to-day basis. The Board focuses on the quality and scope of the

Haemonetics 2017 Proxy Statement

Company’s risk management strategies, considers the most significant areas of risk inherent in the Company’s business strategies and operations, and ensures that appropriate risk mitigation programs are implemented by management.
In addition to the full Board’s oversight of the Company’s risk management, Board committees consider discrete categories of risk relating to their respective areas of responsibility. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.
The Board also requires executive management to be responsible for day-to-day risk management. The President and Chief Executive Officer has overall responsibility for the Company's risk management approach. This responsibility also includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, financial, operational, compliance and reporting levels. The Company's internal audit function, which reports directly to the Audit Committee of the Board, serves as the primary monitoring and testing function for compliance with company-wide policies and procedures.
The Company believes that the division of risk management responsibilities described above constitutes an effective program for addressing the risks inherent in the operation of the Company and the achievement of its business objectives.
BOARD COMPOSITION AND THE DIRECTOR NOMINATION PROCESS
The Governance and Compliance Committee is responsible for reviewing and assessing the appropriate skills, experience, and background required for the Company’s Board of Directors. Because our business operates in regulated healthcare markets around the globe and encompasses research, manufacturing, and marketing functions that are subject to technological and market changes, the skills, experience, and background that are needed are diverse.
While the priority and emphasis of each factor changes from time to time to take into account the current needs of the Company, the aim is to have a diverse portfolio of talents and backgrounds, including diversity with respect to age, gender and ethnicity. The key factors in any assessment include independence, experience in key business disciplines, and industry background. The Committee and the Board review and assess the importance of these factors as part of the Board’s annual self-assessment process to ensure they continue to advance the Company’s goal of creating and sustaining a Board of Directors that can support and effectively oversee the Company’s business.
Although the Board has not adopted any absolute prerequisites for nomination of directors, the Governance and Compliance Committee considers the following minimum criteria when identifying director nominees:

CRITERIA FOR DIRECTOR NOMINEES
Background	Fit
The nominee’s skills, accomplishments, experience, and acumen match the Company's needs and the current state of its markets	Independence from management, as defined by the New York Stock Exchange and Securities and Exchange Commission
The nominee’s reputation, integrity, independence of thought and judgment, financial sophistication and leadership	The nominee is prepared to participate fully in Board activities, including serving on at least one Board committee
The number of other public companies for which the nominee serves as a director	The nominee's ability to represent the Company’s shareholders, employees, customers and communities
The nominee’s knowledge of healthcare and the markets the Company participates in	The willingness of the nominee to meet the Company’s stock ownership requirements for directors

In the case of current directors being considered for re-nomination, the Governance and Compliance Committee will also take into consideration the director’s history of attendance at Board and committee meetings, tenure as a member of the Board, and preparation for and participation in such meetings.

Haemonetics 2017 Proxy Statement

The Company’s nomination process for new Board members is as follows:

•	The Governance and Compliance Committee or other Board member identifies a need to add a new Board member who meets specific criteria or to fill a vacancy on the Board.

•	The Governance and Compliance Committee initiates a search seeking input from Board members and senior management and hiring a search firm, if necessary.

•	The Governance and Compliance Committee considers recommendations for nominees for directorships submitted by shareholders.

•
An initial list of candidates that will satisfy specific criteria and otherwise qualify for membership on the Board is identified and presented to the Governance and Compliance Committee which evaluates the candidates.

•
The Chairman of the Board, the Chairman of the Governance and Compliance Committee, the Chief Executive Officer, and at least one other member of the Governance and Compliance Committee interview top candidates.

•	The Governance and Compliance Committee seeks the entire Board's endorsement of the final candidates.

•	The final candidates are nominated by the Board for shareholder election or appointed to fill a vacancy.
The Governance and Compliance Committee reviews and evaluates all director nominations in the same manner and in accordance with the Company's By-laws. Shareholders who wish to submit candidates for consideration as nominees may submit an appropriate letter and resume to the Secretary of the Company at the Company’s executive offices in Braintree, Massachusetts.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Interested parties and shareholders may communicate with the Board of Directors, or the non-management directors as a group, or any individual director by sending communications to the attention of the Secretary of the Company, Michelle L. Basil, who will forward such communications to the Chairman. Communications may also be sent via the Investor Relations page on the Company’s website: www.Haemonetics.com

CODE OF CONDUCT, CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
The Company's Code of Business Conduct requires that all of our directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the best interest of the Company. The Company’s Code of Business Conduct, Principles of Corporate Governance and the charters of the Audit, the Compensation, and the Governance and Compliance Committees may be viewed on the Investor Relations page on the Company’s website at www.Haemonetics.com and printed copies can be obtained by contacting the Secretary of the Company at the Company’s executive offices in Braintree, Massachusetts.

Haemonetics 2017 Proxy Statement

ITEM 1—	ELECTION OF DIRECTORS

Pursuant to the Articles of Organization of the Company, the Board of Directors is divided into three classes, with each class being as nearly equal in number as possible. One class of Directors is elected each year for a term of three years and until their successors shall be duly elected and qualified or until their death, resignation or removal. The terms of Ronald L. Merriman, Christopher Simon and Charles J. Dockendorff are expiring at this Annual Meeting. Our Board, on the recommendation of the Governance and Compliance Committee, has determined to fix the number of directors at eight effective upon this Annual Meeting and has nominated Christopher Simon and Charles J. Dockendorff for election as Directors.
In accordance with the Company's Principles of Corporate Governance, which require a Director to retire at the annual meeting following his seventy-second birthday, Mr. Merriman is retiring from the Board and, as a result, did not seek nomination for re-election to the Board.

The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominees named below. If any such nominees should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitutes as the Board of Directors may recommend. Should the Board of Directors not recommend a substitute for any nominee, the proxy will be voted for the election of the remaining nominees. The nominees are not related to each other or to any executive officer of the Company or its subsidiaries.

The Board of Directors believes election of Christopher Simon and Charles J. Dockendorff as Directors of the Company for the ensuing 3 years is in the best interests of the Company and its shareholders and recommends a vote FOR such nominees.
NOMINEES FOR TERMS ENDING IN 2020

Christopher Simon
Director Since 2016
Management

President and Chief Executive Officer, Haemonetics Corporation.

As President and Chief Executive Officer and current Director of the Company, Mr. Simon provides the Board with an intensive understanding of the Company's business and products. Mr Simon brings to the Board more than 20 years experience in helping businesses transform and grow.

Mr Simon, 53, is President and Chief Executive Officer of the Company. He joined Haemonetics in May 2016. Mr. Simon previously served as a Senior Partner of McKinsey & Company where he led the Global Medical Products Practice. Mr. Simon was a consultant with McKinsey & Company beginning in 1993 and was the Lead Partner for McKinsey & Company’s strategy review with Haemonetics that launched in October, 2015, where he gained invaluable insights into the Company's business and markets. Together with management and the Board of Directors, he was the co-architect of the strategic plan that the Company is now implementing. Prior to his career at McKinsey, Mr. Simon served in commercial roles with Baxter Healthcare Corporation.

Other Public Company Board Service: None

Haemonetics 2017 Proxy Statement

Charles J. Dockendorff
Director since 2014
Independent

Member of the Board of Directors of Boston Scientific Corporation, Hologic, Inc., and Keysight Technologies, Inc. Retired Executive Vice President and Chief Financial Officer at Covidien plc.

Mr. Dockendorff is a highly-respected healthcare industry leader with extensive experience in finance and corporate management. As a retired global executive of one of the world’s largest healthcare products companies, Mr. Dockendorff brings to the Board many years of leadership experience in financial management and planning.

Mr. Dockendorff, 62, joined the Board of Directors in 2014 and is Chairman of the Audit Committee. He currently serves as a member of the Board of Directors of Boston Scientific Corporation, where he is currently Chairman of the Audit Committee and member of the Finance Committee, Hologic, Inc., where he serves as a member of the Audit Committee, and Keysight Technologies Inc., where he is Chairman of the Audit and Finance Committee and a member of the Nominating and Corporate Governance Committee.

In 2015, Mr. Dockendorff retired from Covidien plc, a leading $10 billion global healthcare products company, where he had previously served as Executive Vice President and Chief Financial Officer since 2006. The business, formerly known as Tyco Healthcare, separated from parent company Tyco International in June 2007. From 1995 until 2006, Mr. Dockendorff served as Vice President and Chief Financial Officer of Tyco Healthcare. Mr. Dockendorff joined the Kendall Healthcare Products Company, the foundation of the Tyco Healthcare business, in 1989 as Controller and was named Vice President and Controller five years later. He was appointed Chief Financial Officer of Tyco Healthcare in 1995 and helped it grow from $600 million of revenue in 1995 to $10 billion as Covidien in 2007.

Prior to joining Kendall/Tyco Healthcare, Mr. Dockendorff was the Chief Financial Officer, Vice President of Finance and Treasurer of Epsco, Inc. and Infrared Industries, Inc. In addition, Mr. Dockendorff worked as an accountant for Arthur Young & Company (now Ernst & Young LLP) and the General Motors Corporation.

Other Public Company Board Service: Boston Scientific Corporation (NYSE: BSX); Hologic, Inc. (NASDAQ: HOLX); Keysight Technologies, Inc. (NYSE: KEYS)

Haemonetics 2017 Proxy Statement

CONTINUING BOARD MEMBERS

Catherine M. Burzik
Director since 2016
Independent

General Partner, Targeted Technology Fund; Former, President, Chief Executive Officer and Director, Kinetic Concepts, Inc.

Ms. Burzik is a widely known and respected healthcare industry leader.She has formerly served as President, Chief Executive Officer and Director of Kinetic Concepts, Inc.; President, Applied Biosystems Group; and President, Ortho-Clinical Diagnostics. Ms. Burzik brings to the Board many years of leadership experience in strategic planning, international operations and financial management..

Ms. Burzik, 66, joined the Board of Directors in 2016 and is a member of the Audit Committee. Ms. Burzik is currently a General Partner at Targeted Technology, an early stage venture capital firm focused on medical device, life sciences and biotech investments. She has extensive public and not-for-profit Board experience. Ms. Burzik is currently a member of the Board of Directors of Becton, Dickinson and Company (NYSE: BDX), a member of the Board of Directors of Xenex Disinfection Services, LLC, Chairman of the Board of Directors of the American College of Wound Healing and Tissue Repair; and Chairman of the Board of StemBioSys, Inc.

Ms. Burzik has successfully led major medical device, diagnostic, diagnostic imaging and life sciences businesses. From 2006 to 2012, she served as President, Chief Executive Officer and Director of Kinetic Concepts, Inc., a leading medical device company specializing in the fields of woundcare and regenerative medicine. Prior to joining Kinetic Concepts, Inc., Ms. Burzik served as President of Applied Biosystems from 2003 to 2006, the leading life sciences tools company. Ms. Burzik has held senior executive positions at Eastman Kodak and Johnson & Johnson. At Johnson & Johnson, she led the Critikon and Ortho-Clinical Diagnostics Inc. businesses. At Eastman Kodak, her positions included Chief Executive Officer and President of Kodak Health Imaging Systems and General Manager/Vice President of Corporate Marketing. Ms. Burzik also has served as Chairman of the Canisius College Board of Trustees and Chairman of the San Antonio Branch of the Dallas Federal Reserve Board.

Other Public Company Board Service: Becton, Dickinson and Company (NYSE: BDX)

Susan Bartlett Foote
Director since 2004
Independent

Professor Emeritus, Division of Health Policy and Management, School of Public Health, University of Minnesota; Member Board of Directors, Banner Health System.

Professor Foote is a widely known and respected expert on health policy and brings to the Board extensive policy expertise in both healthcare and corporate responsibility, as well as experience with our hospital customers from her background in public service, academia and hospital board of director service.

Professor Foote, 70, joined the Board of Directors in 2004 and is a member of both the Compensation Committee and Governance and Compliance Committee. Professor Foote is currently a member of the Board of Directors of Banner Health System, a nationally recognized nonprofit healthcare system, and Professor Emeritus, Division of Health Policy and Management, School of Public Health, at the University of Minnesota. She is a member of the California State Bar Association.

From 1999 until 2009, Professor Foote held various leadership positions at the University of Minnesota, serving as Professor, Associate Professor and Division Head of the Division of Health Policy and Management, School of Public Health. In 1996, she founded and led Public Policy Partners, Inc., a health policy consulting firm and was a Partner at the law firm of Dorsey & Whitney LLP. Professor Foote also served as Senior Health Policy Analyst in the United States Senate from 1991 to 1994 and was Professor of Business & Public Policy at the University of California at Berkeley from 1982 until 1993.

Other Public Company Board Service: None

Haemonetics 2017 Proxy Statement

Ronald G. Gelbman
Director since 2000
Independent

Retired Worldwide Chairman of the Health Systems and Diagnostics Group at Johnson &
Johnson.

Ronald G. Gelbman has been a member of the Haemonetics Board of Directors since 2000 and currently serves as Chair of the Governance & Compliance Committee and a member of the Audit Committee. He served as Interim Chief Executive Officer of Haemonetics from September 2015 until May 2016.

Mr. Gelbman, 69, is a former member of the Executive Committee of Johnson & Johnson, and served as Worldwide Chairman of the Pharmaceuticals and Diagnostics Group. His responsibilities included the pharmaceutical companies (Ortho-McNeil Pharmaceutical, Janssen Pharmaceutica, Ortho Biotech and Janssen-Cilag), as well as the Janssen Research Foundation and Pharmaceutical Research Institute. In addition, he was responsible for Johnson & Johnson Health Care Systems, LifeScan, Ortho-Clinical Diagnostics and Therakos. A member of the Executive Committee from 1994 until he retired from Johnson & Johnson in April, 2000. Mr. Gelbman began his career with Johnson & Johnson in 1972, serving in various senior level positions throughout the company.

In addition to serving as a Director of Haemonetics Corporation, Mr. Gelbman is also an Advisor to Cambryn Biologics and serves on the SunTrust Southwest Florida Board of Advisors. Among his community activities, Mr. Gelbman is a member of the Board of Trustees, Chair of Finance Committee, Treasurer, and former Chair of The Out-of-Door College Preparatory School. He was a member of the Board of Trustees and Executive Committee at Rollins College; a member of the Board of Directors of the Sarasota Hospital Foundation; and Chair of the Sarasota YMCA. Mr. Gelbman served on the Crummer School Board of Overseers, the Board of Trustees at the Ringling School of Art and Design, and the Board of Directors of the Healthcare Leadership Council in Washington, D.C.

Other Public Company Board Service: None

Pedro P. Granadillo
Director since 2004
Independent

Retired Senior Vice President Global Manufacturing and Human Resources, Eli Lilly and Company.

Mr. Granadillo is a highly-respected pharmaceutical industry leader with extensive experience in corporate management. Having served as a global executive of one of the world’s largest pharmaceutical companies, Mr. Granadillo brings to the Board, many years of leadership experience in manufacturing operations, quality and human resources.

Mr. Granadillo, 70, joined the Board of Directors in 2004 and serves as Chairman of the Compensation Committee and is a member of the Governance and Compliance Committee. Until its acquisition by Shire plc in February 2015, Mr. Granadillo was a member of the Board of Directors and served as Chairman of the Compensation Committee at NPS Pharmaceuticals, Inc., a public biotechnology company.

Mr. Granadillo served as director of Nile Therapeutics, a public pharmaceutical company from 2007 to 2013 and of Dendreon Corporation, a public biotechnology company from 2010 to March 2014. Mr. Granadillo retired from Eli Lilly and Company in 2004 after 34 years of dedicated service including 13 years in Europe. He held various senior level positions during his tenure at Eli Lilly and Company including serving on the Executive Committee and as its Senior Vice President with world-wide responsibility for manufacturing, quality and human resources.

Other Public Company Board Service: None

Haemonetics 2017 Proxy Statement

Mark W. Kroll, PhD
Director since 2006
Independent

Member, Board of Directors of Axon Enterprise (f/k/a TASER International); Adjunct Full Professor of Biomedical Engineering, University of Minnesota

Dr. Kroll, a well-known pioneer in the field of electrical medical devices and distinguished technology expert throughout the global medical device industry, provides the Board with extensive expertise in the areas of medical innovation and technology. In 2010, Dr. Kroll was awarded the Career Achievement Award in Biomedical Engineering, among the highest international awards in biomedical engineering.

Dr. Kroll, 64, joined the Board of Directors in 2006 and serves on the Compensation Committee. He is currently a member of the Board of Directors of Axon Enterprise Inc., a public safety technologies company, and is an Adjunct Full Professor of Biomedical Engineering at the University of Minnesota.

Dr. Kroll most recently served as Chairman of the Board of Directors at New Cardio, Inc., a public cardiac diagnostic and services company from 2008 until 2011. Dr. Kroll served as the Senior Vice President and Chief Technology Officer for the Cardiac Rhythm Management division of St. Jude Medical Inc. He also served as Vice President of the Tachycardia Business division and in various senior executive roles within St. Jude from 1995 through his retirement in 2005. Dr. Kroll also served as an Adjunct Full Professor of Biomedical Engineering and Lecturer on Cardiovascular Physiology at California Polytechnic University. He has more than 25 years’ experience with cardiovascular devices and instrumentation and is the named inventor of more than 350 U.S. patents as well as numerous international patents.

Other Public Company Board Service: Axon Enterprise, Inc., (NASDAQ: AAXN)

Richard J. Meelia
Chairman since 2011
Independent

Principal, Meelia Ventures, Inc.; Retired Chairman, President and Chief Executive Officer, Covidien plc.

Having served as President and Chief Executive Officer of one of the world’s largest global healthcare products companies and having a long and decorated career in the healthcare industry, Mr. Meelia provides the Board many years of leadership experience in the global healthcare industry, including expertise in strategic planning, market development and international operations.

Mr. Meelia, 68, joined the Board of Directors and assumed the role of Chairman in 2011. Mr. Meelia is currently a principal of Meelia Ventures, LLC, a private equity firm focused on early stage healthcare companies. Mr. Meelia is also currently a member of the Board of Trustees of St. Anselm College. He also currently serves as a member of the Board of Directors of ConforMIS Inc., a medical technology company focused on custom joint replacements and as the Chairman of the Board of Apollo Endosurgery, Inc., a public company focused on the development of devices that advance therapeutic endoscopy.

From July 2007 until his retirement in July 2011, Mr. Meelia served as Chairman, President, and Chief Executive Officer of Covidien plc following its separation from Tyco International in June 2007. From January 2006 through the separation, Mr. Meelia was the Chief Executive Officer of Tyco Healthcare, and from 1995 through the separation, Mr. Meelia was also the President of Tyco Healthcare. Mr. Meelia joined Kendall Healthcare Products Company, the foundation of both the Tyco Healthcare Business and Covidien, as Group President in 1991. He became President of Tyco Healthcare in 1995. Mr. Meelia formerly served on the Haemonetics Board from 2005 to 2009. He resigned to focus on his responsibilities as Chief Executive Officer at Covidien. Early in his career, Mr. Meelia was promoted through a series of sales and marketing positions at the Pharmaseal and McGaw divisions of American Hospital Supply, where he ultimately became Vice President of Sales and Marketing. Following his career at American Hospital Supply, and before joining Kendall Healthcare, Mr. Meelia was President of Infusaid, Inc., a $30 million division of Pfizer that marketed implantable infusion pumps and ports.

Haemonetics 2017 Proxy Statement

Other Public Company Board Service: ConforMIS Inc. (NASDAQ: CFMS); Apollo Endosurgery, Inc., (NASDAQ: APEN)

Haemonetics 2017 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock by: (i) each person known by the Company to own beneficially more than five percent of the Company’s common stock; (ii) each of the Company’s directors and nominees and each of the executive officers named in the Summary Compensation Table in this Proxy Statement; and (iii) all directors and executive officers as a group. The information is presented as of May 26, 2017, with the exception of Mr. Selman and Ms. Jesse for whom information is presented as of May 1, 2017.

OWNERSHIP TABLE

		Amount & Nature Beneficial	Percent
Name of Beneficial Owner	Title of Class	Ownership	of Class
Christopher Simon (1)	Common Stock	109,940	*
William P. Burke	Common Stock	—	*
Neil Ryding (2)	Common Stock	17,993	*
Byron Selman (3)	Common Stock	56,636	*
Sandra Jesse (4)	Common Stock	110,324	*
Catherine M. Burzik	Common Stock	—	*
Charles J. Dockendorff (5)	Common Stock	19,333	*
Susan Bartlett Foote (6)	Common Stock	33,596	*
Ronald G. Gelbman (7)	Common Stock	76,082	*
Pedro P. Granadillo (8)	Common Stock	53,872	*
Mark W. Kroll, PhD (9)	Common Stock	48,972	*
Richard J. Meelia (10)	Common Stock	66,088	*
Ronald L. Merriman (11)	Common Stock	29,095	*
BlackRock, Inc. (12)	Common Stock	6,289,728	12.0%
The Vanguard Group (13)	Common Stock	4,694,325	8.9%
Wellington Management Group LLC (14)	Common Stock	4,192,350	8.0%
T. Rowe Price Associates, Inc. (15)	Common Stock	3,470,891	6.6%
All executive officers and directors as a group ( 14 persons)(16)	Common Stock	621,931	1.2%
*Less than 1%

Haemonetics 2017 Proxy Statement

(1) Includes 49,186 shares which Mr. Simon has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 26, 2017.
(2) Includes 10,827 shares which Mr. Ryding has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 26, 2017.
(3) Includes 44,473 shares which Mr. Selman has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 26, 2017. Mr. Selman left the Company on May 5, 2017.

(4) Includes 91,183 shares which Ms. Jesse has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 26, 2017. Ms. Jesse retired from the Company on April 3, 2017.

(5) Includes 12,180 shares which Mr. Dockendorff has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 26, 2017.
(6) Includes 16,926 shares which Ms. Foote has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 26, 2017.
(7) Includes 32,240 shares which Mr. Gelbman has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 26, 2017.
(8) Includes 32,240 shares which Mr. Granadillo has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 26, 2017.
(9) Includes 32,240 shares which Dr. Kroll has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 26, 2017.
(10) Includes 49,208 shares which Mr. Meelia has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 26, 2017.
(11) Includes 12,653 shares which Mr. Merriman has the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 26, 2017. Mr. Merriman is retiring from the Board of Directors in July 2017.

(12)  This information has been derived from a Schedule 13F filed with the Securities and Exchange Commission on May 12, 2017 reporting sole dispositive power over 6,289,728 shares, sole voting power over 6,177,924, shared voting power over 0 shares, and no voting power on non-routine matters over 111,804 shares. The reporting entity's address is 55 East 52nd Street, New York, NY 10022.

(13)  This information has been derived from Schedule 13F filed with the Securities and Exchange Commission on May 12, 2017 reporting sole voting power over 58,367 shares, shared voting power over 6,156 shares, sole dispositive power over 4,629,802 shares and shared dispositive power over 64,523 shares. The reporting entity's address is 100 Vanguard Boulevard, Malvern, PA 19355.

(14) This information has been derived from a Schedule 13F filed with the Securities and Exchange Commission on May 11, 2017 reporting sole voting power over 0 shares, shared voting power over 2,817,443 and no power to vote over 1,374,907 shares. The reporting entity's address is 280 Congress Street, Boston, MA 02210

(15) This information has been derived from Schedule 13F filed with the Securities and Exchange Commission on May 15, 2017 reporting sole voting power over 792,019 shares, no voting power on "non-routine" matters for 2,678,872, shared voting and shared dispositive power over 0 shares, and sole dispositive power over 3,470,891 shares. The reporting entity's address is 100 E. Pratt Street, Baltimore, MD 21202.

(16) Includes 383,626 shares which executive officers and directors have the right to acquire upon the exercise of options currently exercisable or exercisable within 60 days of May 26, 2017.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934 (the “Act”) requires the Company’s directors, officers and persons who own more than 10% of the Company’s common stock to file with the Securities and Exchange Commission and the New York Stock Exchange reports concerning their ownership of the Company’s common stock and changes in such ownership. Copies of such reports are required to be furnished to the Company. To the Company’s knowledge, based solely on a review of copies of such reports furnished to the Company during or with respect to the Company’s most recent fiscal year, all Section 16(a) filings required by persons who were, during the most recent fiscal year, officers or directors of the Company or greater than 10% beneficial owners of its common stock were made on a timely basis except for Mr. Granadillo's exercise of 11,758 stock options and sale of the underlying shares on June 20, 2016 and Mr. Gelbman's exercise of 8,580 stock options and sale of the underlying shares on March 24, 2017 due to delays in the preparation of the forms.

Haemonetics 2017 Proxy Statement

TRANSACTIONS WITH RELATED PERSONS

The Board has adopted a policy and procedures for the disclosure, review, approval or ratification of any transaction in which the Company or one of its subsidiaries is a participant and in which any “related person” (director, executive officer or their immediate family members, or shareholders owning 5% or more of the Company’s outstanding stock) has a direct or indirect material interest. The policy requires that transactions involving a related person be reviewed and approved in advance. The Board of Directors reviews the transaction in light of the best interests of the Company and determines whether or not to approve the transaction. The policy requires that executive officers and directors of the Company report proposed related party transactions to the Company’s General Counsel, who will bring the proposed transaction to the attention of the Board of Directors. With the exception of the engagement of our Chief Executive Officer's former employer, McKinsey & Company, the Company is not aware of any transaction required to be reported under Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission since the beginning of fiscal 2017, nor is the Company aware of any instances during the period in which the foregoing policies and procedures required review, approval or ratification of such transaction but for which such policies and procedures were not followed.

Prior to his appointment as Chief Executive Officer in May 2016, Christopher Simon was a partner at McKinsey & Company. In fiscal 2016 and fiscal 2017, the Company engaged McKinsey & Company to assist in a review of the Company's strategy. McKinsey & Company was paid fees totaling approximately $3.9 million from the beginning of fiscal 2016 until Mr. Simon's appointment as Chief Executive Officer.

Haemonetics 2017 Proxy Statement

COMPENSATION RISK STATEMENT

As stated in the Company's compensation philosophy, risk is a key consideration of the Compensation Committee in the development and design of compensation programs and policies. In the fourth quarter of fiscal 2017, with the assistance of management, the Compensation Committee reviewed and assessed the potential for risk in the Company's compensation programs to eliminate any adverse effect on the Company. The assessment process was completed on the Company's compensation plans, including the following considerations:

•	Market Perspective: The competitiveness of compensation levels, target mix and provisions with market norms, as well as the quality of peer group selection;

•	Performance Metrics: The type and combination of various financial and non-financial performance metrics used in incentive plans;

•	Pay Mix: The mix of pay elements, including short-term versus long-term, fixed versus variable, and cash versus equity;

•	Leverage: The payout curve of incentive plans, including slope and caps; and

•	Checks and Balances: Factors that balance compensation risk through oversight, design, and policies
In the process of our compensation risk assessment, multiple factors were identified that mitigate potential unnecessary risk-taking, including:

•	Target compensation levels are set at approximately the median of the competitive market;

•	The fiscal 2017 Peer Group is representative of the Company in key size parameters;

•	Balanced metrics in our incentive plans promote both top line and bottom line growth;

•
Annual non-sales bonus payouts are (i) based upon a plan design and performance targets for revenue and operating income that are pre-approved by the Compensation Committee of the Board of Directors at the beginning of every year, (ii) capped, and (iii) do not guarantee a minimum bonus payout;

•
A recapture policy in our annual bonus plans would recoup any payouts made as a result of material non-compliance with any financial reporting requirement that requires a restatement or if an employee’s actions violate the Haemonetics Code of Business Conduct;

•	A significant portion of compensation for our executives and other senior management is in the form of long-term incentives;

•	Equity awards are granted to executives and senior management annually and vest over three or four years with overlapping vesting periods, which foster a continuous long-term perspective;

•	Share ownership guidelines require meaningful levels of equity ownership for senior management; and

•	Change-in-control agreements are competitive with market norms for severance amounts and are only payable in the case of both a change-in-control and the employee’s termination other than for cause.
The Compensation Committee continues to monitor compensation risk, assess the potential risks of compensation programs and policies during the design and approval process. In addition, the Committee will conduct an annual compensation risk assessment to monitor ongoing compensation plans.

Haemonetics 2017 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY
In fiscal 2017, we solidified our strategic focus and began to implement our turnaround plans. As part of those plans, we enhanced our management team, appointing Christopher Simon as President and Chief Executive Officer and William P. Burke as Chief Financial Officer. As the year progressed, we made important strides in stabilizing the business, creating transparency in our operations, and identifying investments required to pursue longer-term organic growth and sustainable profitability. While this transition has influenced our compensation programs, we continue to employ compensation which is competitive and based on our performance relative to our peers.

This Compensation Discussion and Analysis provides a detailed description of our executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs, and the factors considered in making those decisions, while also focusing on the compensation of seven executives in fiscal 2017. The following executives, in addition to Ronald G. Gelbman, whose tenure as Interim Chief Executive Officer ended in May 2016, and Christopher Lindop, who retired from his position of Chief Financial Officer and Executive Vice President, Business Development in June 2016, are referred to as our "named executive officers" (“Named Officers”):

EXECUTIVE	TITLE
Christopher Simon	President & Chief Executive Officer
William P. Burke	Executive Vice President, Chief Financial Officer
Byron Selman	President, Global Markets
Neil Ryding	Executive Vice President, Global Operations
Sandra Jesse	Executive Vice President, Chief Legal Officer

YEAR IN REVIEW
We stabilized the Company's performance and leadership in fiscal 2017 as part of a three-phase turnaround strategy - stabilization, transformation and growth - designed to return us to profitability and growth.
Strategic Review
In early fiscal 2017, we completed a comprehensive review of our strategy and operations, and committed to the following strategic tenets:

•	To compete in winning segments and geographies - those capable of sustaining superior growth in revenue and profitability;

•	To achieve and maintain a number one or two market position in each of our business units; and

•	To deliver superior short- and long-term operating performance through greater productivity, cash flow and return on invested capital.
To implement this approach, we have embarked on a multi-year plan to stabilize the organization and our performance, to transform the Company and our businesses, and to accelerate our growth. In fiscal 2017, we prioritized and refocused resources toward our growing businesses, removed two layers of management, adjusted our headcount, reduced the cost base of our Blood Center business unit to reflect lower business levels, and took actions necessary to reduce costs.

We are now executing the second phase of our strategy. We are laying the foundation for profitable growth and building long-term momentum by executing business unit specific objectives and upgrading our support processes, while simplifying and streamlining activities across the organization.

Financial Results

In fiscal 2017, we stabilized our performance, exceeded our savings target of $40 million, and set the ground work for making key investments and bring products to market in fiscal 2018. And while we reported a net loss of $26.3 million on revenue of $886.1 million in fiscal 2017, we achieved our objectives for revenue, adjusted profit and cash flow. In addition, we saw continued growth in our Plasma business unit and our Hemostasis Management product line. For further details, please see our Annual Report on Form 10-K for the year ended April 1, 2017.

Executive Leadership

In May 2016, we appointed Christopher Simon as President and Chief Executive Officer and he joined our Board of Directors in September. Mr. Simon took over from Ronald G. Gelbman, a long-standing Haemonetics Board member, who served as Interim Chief Executive Officer from September 2015 until Mr. Simon’s appointment. Mr. Simon, who was with McKinsey & Company for over 20 years, brings considerable experience in the medical device and pharmaceutical industries and, importantly, was deeply involved in the Company's recent strategic review and resulting strategic plan.

In connection with his appointment, Mr. Simon entered into an Employment Agreement which provides for an annual base salary and an annual incentive based on revenue and operating income. His compensation is positioned approximately at the 50th percentile of Haemonetics fiscal 2017 peer group. For further details on his Employment Agreement, Executive Severance Agreement and Change-in-Control Agreement, please see "Employment Agreements" on page 32 and the exhibits to our Current Report on Form 8-K filed with the Securities and Exchange Commission on May 10, 2016.
William P. Burke was appointed Chief Financial Officer in August 2016. Mr. Burke joined the Company directly from Medtronic, Inc. where he had served as Chief Integration Officer for the integration of Covidien Plc into Medtronic since June 2015, filling the key role of principal operating officer for the integration management office. Previously, he held various finance positions over a 20-year career with Covidien and predecessor companies, including most recently Chief Financial Officer - Europe, Vice President of Corporate Strategy and Portfolio Management, and Vice President of Financial Planning and Analysis.

Mr. Burke receives an annual base salary and participates in the annual incentive plan. At the time of his hire, he received a sign-on bonus and an equity grant. Mr. Burke also entered into an Executive Severance Agreement and Change-in-Control Agreement, the terms of which are discussed in our Current Report on Form 8-K filed with the Securities and Exchange Commission on August 1, 2016. Further details on Mr. Burke’s equity grant is available at "Grants of Plan Based Awards for Fiscal Year Ended April 1, 2017" on page 40.
Other seasoned executives joined the Company in fiscal 2017, including:

EXECUTIVE	TITLE
Michelle L. Basil	Executive Vice President and General Counsel
Carter Houghton	President, Hospital
David Gueundjian	President, EMEA
Ian Purdy, PhD	Senior Vice President, Global Quality and Regulatory Affairs
Kevin F. O'Kelly Lynch	Senior Vice President, Global Business Services
Jacqueline Scanlan	Senior Vice President, Global Human Resources

Haemonetics 2017 Proxy Statement

In addition to Messrs. Gelbman and Lindop, Named Officers Sandra Jesse and Byron Selman left the Company in April 2017 and May 2017, respectively.
SHAREHOLDER OUTREACH
At our 2015 and 2016 Annual Meetings, we received 98% and 99% shareholder advisory votes, respectively, in support of our executive compensation programs. We believe these results are attributable to our long-term incentive program, including the use of performance-based Restricted Stock Units for our executives with vesting based upon relative Total Shareholder Return (rTSR) results, as well as our shareholder outreach efforts.

Early in fiscal 2017, we commissioned an independent perception survey to gauge the sentiment of and solicit feedback from key investors, former investors and securities analysts. Shortly thereafter, we completed a series of meetings with eight major owners of over 16 million shares, or 30% of outstanding shares. On an ongoing basis, we meet with shareholders to discuss our business fundamentals, performance and long-term outlook.

In addition to these meetings, we offered a number of our major shareholders the opportunity to meet with the Chairs of our Board, our Compensation Committee, our Governance and Compliance Committee or our Chief Executive Officer. Having met with our Board members in the prior year and with management recently, these owners indicated that such meetings were not necessary this year. In fiscal 2017, as in fiscal 2016, we offered to two leading advisory firms the opportunity to meet with our Board and Committee Chairs. Our Compensation Committee Chair and our Chief Executive Officer participated in a meeting with Glass Lewis, providing perspectives on Company performance, executive compensation and governance practices. We welcomed the opportunity for a transparent exchange of ideas.

We will continue to seek and understand the views of our shareholders on governance related matters, and we believe our shareholders should fully understand our executive compensation programs and their ability to align the interests of our executives with those of our shareholders, rewarding the achievement of our strategic objectives.

LOOKING AHEAD TO FISCAL 2018 COMPENSATION
The Compensation Committee strongly believes that executive compensation should be tied directly to
Company performance in two primary ways: (a) the Company’s operating performance aligned with the respective regional, business unit and corporate financials as applicable, including results against our long-term growth targets; and (b) total return to shareholders over time, relative to other companies and our compensation peer group (see page 25).

COMPENSATION PHILOSOPHY AND OBJECTIVES
Haemonetics’ executive compensation programs are designed to align the interests of our executive officers with those of our shareholders. Our compensation philosophy is to provide market-competitive programs that enable Haemonetics to:

•	Attract, motivate and retain exceptional leaders - dedicated to the long-term success of the organization and to the creation of sustainable shareholder value.

•
Pay for Performance - create direct alignment between the achievement of pre-determined financial, operational and strategic objectives over the short and long-term and the resulting executive compensation.

•	Display a clear correlation between the cost of compensation and the value to the employee and to the Company - evaluate annually, balancing affordability and the value of our compensation elements.

Haemonetics 2017 Proxy Statement

Our executive compensation plans are designed with specific emphasis on financial results in the short-term and shareholder return relative to our peers over the longer-term. We create this alignment of accountability through several interacting mechanisms, combining fixed pay with at-risk, performance-based pay elements, and establishing targeted positioning against the market.

When determining compensation levels, we target all elements of compensation to approximately the market median. Through at-risk components, our pay program is designed to reward exceptional corporate and individual performance with actual pay above the market median while performance below expectations will result in actual pay levels below the market median. This results in some of our executives being paid above or below market median based on performance, tenure or scope of their role.

The following is a summary of key executive compensation features aligned with competitive practice. Components of executive pay include:

COMPONENT	KEY FEATURES	PURPOSE
Pay Positioning	Targeted at the market 50th percentile for performance that meets financial and individual goals	Align pay with the market median
Performance Targets	Ambitious yet achievable goals set for executives and the company	Align goals with our commitment to shareholders
Base Salary	Fixed cash payment based on position, responsibilities, experience and individual performance	Offer a stable source of income that is balanced with at-risk pay
Annual Incentive	Annual cash incentive tied to achievement of designated short-term Company, business (as applicable) and individual goals	Motivate and reward executives for achievement of annual goals
Long-Term Incentives	Equity awards earned based on time and performance-based requirements	Create alignment with shareholders and promote achievement of Company long-term performance objectives; retains key executives
Pay Mix	Strategic weighting of fixed and variable compensation vehicles, to ensure focus on short and long-term goals	Balance focus on both short and long-term goals while allowing a baseline of income
Benefits	Competitive health, life insurance, disability and retirement benefits on the same basis as our non-executive employees	To promote health and wellness in the workforce and to provide competitive retirement planning and saving opportunities

DETERMINING EXECUTIVE COMPENSATION
The Compensation Committee assesses multiple factors when establishing and maintaining the Company’s executive compensation programs including: an annual review and analysis of our peer group, competitive industry compensation surveys, affordability, legal and regulatory considerations to inform the total compensation for the Chief Executive Officer (“CEO”) and his direct reports. The CEO is evaluated solely on Company performance including financial, strategic and operational goals. Executives, including Named Officers, are evaluated on Company performance, individual performance and potential.

Haemonetics 2017 Proxy Statement

ROLES AND RESPONSIBILITIES IN THE EXECUTIVE COMPENSATION PROCESS

ROLE	RELATIONSHIP TO COMPANY	KEY RESPONSIBILITIES
Compensation Committee of the Board of Directors	Independent Non-Employee Directors Appointed by the Board of Directors	l	Fulfill requirements of the Committee Charter
		l	Evaluate and Approve Compensation Philosophy, Plans, Policies, Incentive Targets
		l	Set Competitive Short and Long-Term Cash Compensation Elements
		l	Determine the Extent to which Short and Long-Term Performance Goals have been Achieved
		l	Set Executive Benefits and Perquisites
		l	Determine CEO Compensation with Board ratification
		l	Review and Approve Recommendations of the CEO with regard to other Named Officer Compensation
		l	Engage with Shareholders on Compensation Policy
		l	Approve Peer Group and Appropriate Benchmarking Indices

Management	Executive Employees of the Company	l	Provide Proposed Financial Targets and Results to the Committee
		l	Achievement of Corporate Objectives
		l	Conduct Executive Performance Reviews
		l	Perform Succession Planning and Determine Ratings
		l	Provide Leadership Competency Assessments
		l	Implement and Communicate Decisions
		l	Apprise Committee on Company Ability to Attract, Motivate, Retain Executives
		l	Provide Compensation Cost Analysis

Compensation Consultant: Frederic W. Cook & Co., Inc., (FW Cook)	Independent Consultant Engaged by Compensation Committee[1]	l	Executive Compensation Consulting Services
		l	Competitive Market Data Benchmarking and Analysis
		l	Regulatory Updates
		l	Market Trends Reporting
		l	Special Reports
		l	Committee Meeting Attendance
		l	Guidance to Compensation Committee
		l	Recommend Peer Group
1 The Compensation Committee has evaluated the independence of the consultant and found they have met the requirements outlined under the Securities and Exchange Commission rules.

ROLE OF PEER GROUP AND BENCHMARKING
The Committee conducts an annual executive compensation competitive assessment. The market data provided by the Committee's compensation consultant provides important information on the competitiveness of our executive compensation in relation to similar companies in the Healthcare sector and the Electronics Equipment, Instruments & Components industry.

FW Cook, the Committee's independent compensation consultant, filters the broader industry information based on comparable business content and model, peer group company size, statistical reliability and

Haemonetics 2017 Proxy Statement

executive talent sources, among other criteria, to define and recommend the peer group. The two sources used to then benchmark executive compensation are:

•	The Peer Group - A group of 18 similarly sized companies from the medical device, biotechnology and healthcare industries. The benchmarking information is extracted from the peer group proxies.

•
Compensation Survey - When a position is not reported in the peer group proxies, the Compensation Committee considers aggregated data from a third party survey. The group of companies used in the analysis consists of 18 companies selected in collaboration with Haemonetics management, FW Cook and the Compensation Committee.

Annually, the Committee reviews the peer group for continued appropriateness in advance of the annual executive compensation competitive assessment. When reviewing the peer group and suggesting potential replacement companies, the Committee considers the similarity of the company’s products and services, while screening for revenues of approximately one-half to two times ours and a market capitalization of approximately one-third to three times ours.

As a result of the assessment for fiscal 2017, the Committee approved the addition of Halyard Health, Inc, Merit Medical Systems, Nxstage Medical, Inc, and The Cooper Companies to include medical equipment companies of similar size as compared to Haemonetics.

FISCAL 2017 - PEER GROUP
Allscripts Healthcare Solutions, Inc.	Halyard Health, Inc.	Merit Medical Systems
Analogic Corp.	IDEXX Laboratories, Inc.	Myriad Genetics, Inc.
Bio-Rad Laboratories, Inc.	Integer Holdings Corp.[1]	NuVasive Inc.
Bruker Corp.	Integra LifeSciences Holdings	Nxstage Medical, Inc.
CONMED Corp.	Masimo Corp.	PerkinElmer Inc.
The Cooper Companies	MedAssets, Inc.[2]	ResMed, Inc.
[1]Company changed name from Greatbatch, Inc. to Integer Holdings Corporation in July 2016.
[2]Company was acquired in February 2016.
EVALUATING EXECUTIVE PERFORMANCE
Consistent with the annual performance cycle of the organization, executive performance is reviewed by the Compensation Committee in either June or July. The CEO provides a performance rating to the Committee for each executive and a merit increase recommendation where appropriate. The performance analysis includes an assessment of (i) achievement of individual and Company objectives; (ii) contribution to the Company’s short and long-term performance; and (iii) and how performance was achieved through the evaluation of leadership competencies, Company values and operating principles.

For the CEO, the Board’s Chairman gathers input from all Board members and completes an assessment of the CEO’s performance and makes recommendations for the Committee’s consideration relative to the CEO’s compensation. The CEO is evaluated on all aspects of the Company's performance.

ELEMENTS OF TOTAL COMPENSATION
Our executive total compensation program is divided among four major elements: base salary, annual incentives, long-term incentives and benefits. Total direct compensation is defined as fiscal 2017 base salary, annual incentive payment, and the grant date value of equity awards as disclosed in Summary Executive Compensation Table. A description of each element, and the mix of pay, is described below:

Haemonetics 2017 Proxy Statement

COMPENSATION ELEMENT	PAY MIX	DESCRIPTION	PURPOSE
Base Salary	15% - 30%	Fixed cash compensation based on role, job scope, experience, qualification, and performance	To compensate for individual technical and leadership competencies required for a specific position and to provide economic security
Annual Incentive	15% - 20%	Annual cash incentive opportunity payable based on achievement of corporate, business unit, and individual objectives	To incentivize management to meet and exceed annual performance metrics and deliver on commitments to shareholders
Long-Term Incentive	50% - 70%	Annual equity award comprised of Stock Options, Restricted Stock Units and Performance Based Units	To incentivize management to increase shareholder value, reward long-term corporate performance, and promote employee commitment through stock ownership
Benefits	-	Competitive benefits program consisting of health, disability, life insurance and our 401(k) retirement plan on the same basis as our non-executive employees.	To meet the wellness needs of our executives, in addition to our diverse workforce.
PAY MIX
The following chart illustrates the allocation of target total direct compensation for the CEO and for other Named Officers among base salary, annual short-term incentive and long-term incentive compensation, including the annualized value of the time based and performance-based Restricted Stock Units granted in fiscal 2017. All elements of compensation are considered to be at-risk with the exception of base salary.

TARGET ANNUAL PAY MIX

For our executives, the amount and mix attributed to base salary, short-term incentives and long-term incentives are determined in reference to market norms combined with our desire to align pay with the goals of our compensation strategy. While we evaluate our executive pay mix on an annual basis, we do not adhere to a rigid formula when determining the actual mix of compensation elements. Rather, our current policy is to balance the short and long-term focuses of our compensation elements in order to reward short-term performance while emphasizing long-term value creation. These objectives are achieved by placing considerable weight on long-term, equity-based compensation while also offering enough cash and short-term compensation to attract and retain executive talent in an extremely competitive market.

Haemonetics 2017 Proxy Statement

BASE SALARY OVERVIEW
Base salary is provided to compensate for individual technical and leadership competencies required for a specific position and to provide economic security. The individual target base salary varies based on the field in which each executive operates, the scope of each position, the peer-group comparisons for similar executives, the experience and qualifications needed for the role, the executive's performance, and an assessment of internal equity amongst peers. Base salaries can increase through the merit process as discussed under the section titled "Evaluating Executive Performance." Base salaries can also increase upon a promotion or change in role.
When reviewing base salaries, the Compensation Committee relied on our CEO’s evaluation of each Named Officers individual performance.
ANNUAL INCENTIVE PROGRAM
The annual incentive program is a short-term cash incentive program designed to motivate and reward employees for executing on financial and operational performance results for the fiscal year. A primary objective is to motivate executives to meet or exceed our annual goals. All Named Officers are eligible to participate in the annual incentive program.
Funding for the plan is determined by business performance against pre-determined goals for corporate revenue and operating income. Actual payouts from the plan are determined on individual goal achievement. There are no components that are automatically paid to an employee regardless of the Company's financial performance.
Corporate performance metrics and targets are determined annually at the beginning of the fiscal year. To place an equal weighting on revenue and profitability, there is a ratio of 50% operating income to 50% revenue. These weightings are consistently applied for each Named Officer.
The annual incentive plan is linked to performance. There is no guaranteed funding within the incentive plan. For the financial portion of our bonus, the performance scale begins with zero funding up to a maximum of 200% for overachieving performance. The maximum individual payout under the plan is 150% of target, with the exception of Mr. Simon, whose payout potential is up to 200% of target.
For fiscal 2017, corporate financial performance resulted in funding of 103.8% of the revenue component of the program and 100.7% of the operating income component of the program. The combined impact of the two measures resulted in overall plan funding of 102.25%.

FISCAL 2017 TARGETS[1]	THRESHOLD PERFORMANCE	TARGET PERFORMANCE	MAXIMUM PERFORMANCE	ACTUAL PERFORMANCE	PAYOUT PERCENTAGE
Revenue
Performance Achievement	95%	100%	110%	-	-
Corporate	$819.4	$862.5	$948.8	$886.1	103.8%
Operating Income
Performance Achievement	90%	100%	110%	-	-
Corporate[2]	$114.1	$126.8	$139.5	$129.8	100.7%
Payout Percentage	50%	100%	200%		102.25%
[1] All $ values are in millions
[2] This is a non-GAAP measure used for setting the targets and determining the actual results achieved under the Annual Incentive Plan. It excludes restructuring expense, turnaround and deal closing costs, asset impairments, and the expense associated with the Annual Incentive Plan's payments.

Haemonetics 2017 Proxy Statement

In summary, the amount payable to a given Named Officer under the annual incentive plan would be determined as follows:

				Adjustment factor for weighted corporate revenue and operating income		Adjustment of 0% to 150% for Named Officers individual performance*
Named Officers base salary	X	Named Officers target bonus percentage	X		X

*CEO Bonus is based 100% on Company performance up to 200% of target.
FISCAL 2017 ANNUAL INCENTIVE PROGRAM PAYMENTS
Target annual incentive levels are expressed as a percentage of base salary, and are set by the Committee annually. Consistent with all elements of our compensation program, targets are aligned within a range of the market median.
In deciding whether to make annual incentive payments to the Named Officers, the Committee considered the Company’s overall performance results in relationship to the individual performance goals for fiscal 2017. Based on this alignment of performance, total fiscal 2017 annual incentive payments are shown below:

EXECUTIVE	FISCAL 2017 BONUS TARGET (% SALARY)	FISCAL 2017 BONUS TARGET ($)	FISCAL 2017 BONUS ACTUAL (% BONUS TARGET)	FISCAL 2017 BONUS ACTUAL ($)
Christopher Simon	100%	$683,333 (1)	102.25%	$698,708
William P. Burke	65%	$205,842 (1)	102.25%	$210,473
Byron Selman	50%	$229,130	102.25%	$234,285
Neil Ryding	50%	$216,112	92.03%	$198,877
Sandra Jesse	50%	$212,592	102.25%	$217,375
[1]Pro-rated based on date of hire.

LONG-TERM EQUITY INCENTIVES
The Company's long-term incentive program reinforces the importance of growth in shareholder value, rewards long-term corporate performance, and promotes meaningful levels of stock ownership while also managing compensation expense and dilution. At the executive level, where individual performance is most closely aligned with the financial performance of the business, the objectives of this program are:

•	To drive long-term growth of the business in conjunction with our strategic plan;

•	To ensure that any value delivered to executives is aligned with an increase in shareholder value; and

•	To retain high performing, high potential individuals.
The Compensation Committee believes that equity-based awards, consisting of time-based and performance-based Restricted Stock Units, as well as non-qualified stock options, are essential to attract and retain the talented executives and managers needed for our continued success.

Haemonetics 2017 Proxy Statement

AWARD FORM	PERCENT OF TOTAL LONG-TERM VALUE	MEANS BY WHICH SHARES ARE DETERMINED	PERFORMANCE MEASURE	EARNING AND VESTING PERIODS
Performance-Based Restricted Stock Units	50%	Fair Market Value of Haemonetics Common Stock on grant date	rTSR	Payout of 0% to 200% following three-year performance period based on rTSR performance
Non-Qualified Stock Options	25%	Black Scholes Valuation on grant date	-	Four-year vesting with approximately 25% of the award vesting on each of the first, second, third and fourth anniversaries of the grant date
Time-Based Restricted Stock Units	25%	Fair Market Value of Haemonetics Common Stock on grant date	-	Four-year vesting with approximately 25% of the award vesting on each of the first, second, third and fourth anniversaries of the grant date

FISCAL 2017 LONG-TERM INCENTIVE GRANTS TO THE CEO
Mr. Simon, as an inducement to join our Company from McKinsey & Company, received an initial long-term incentive award valued at $1,500,000, an fiscal 2017 annual long-term incentive award valued at $3,750,000 and the opportunity for an additional matching stock award grant based on Mr. Simon’s investment in the Company.

The grant details for Mr. Simon's equity grants are as follows:

Haemonetics 2017 Proxy Statement

EQUITY AWARD	GRANT DATE VALUE[1]	TIME-BASED RESTRICTED STOCK UNITS[2]	STOCK OPTIONS GRANTED	PERFORMANCE-BASED RESTRICTED STOCK UNITS[3]	PERFORMANCE METRICS
Initial Equity Grant	$1,500,000	13,105	56,213	26,210	Internal Metrics - Target Revenue, Operating Income, Expense as a % of Revenue, Customer Facing Positions[4]
Annual Equity Grant	$3,750,000	32,762	140,533	65,525	Relative TSR - Blended S&P SmallCap 600 and S&P MidCap 400 Indices
Matching Equity Grant	$2,000,000	—	—	57,149	Relative TSR - Blended S&P SmallCap 600 and S&P MidCap 400 Indices
[1]The value of both the performance-based and time based Restricted Stock Units is based on the Company's closing price on the date of grant. The value of the stock options is based on a Black-Scholes value at the time of grant.

[2] The time-based Restricted Stock Units provide for vesting over 4 years.
[3] Reflects number of shares earned for target level performance on each performance measure.
[4]The operating income and expense related performance measures are non-GAAP measures, as amended in June 2017 to reform this award to reflect the Compensation Committee's intention at the time of the grant.

The initial equity grant consisting of 50% performance-based Restricted Stock Units, 25% time-based Restricted Stock Units and 25% non-qualified stock options. The performance conditions in Mr. Simon's initial grant of performance-based Restricted Stock Units were based on key operating metrics related to the Company’s strategic goals and provide rewards appropriate to the level of achievement. For further information regarding this award, see “Grant of Plan-Based Awards” on page 40.

Consistent with our past grant practice and grants to our other Named Officers in fiscal 2017, Mr. Simon's annual equity grant consisted of 50% performance-based Restricted Stock Units, 25% time-based Restricted Stock Units and 25% non-qualified stock options with the performance-based Restricted Stock Units tied to relative Total Shareholder Return or rTSR. For further information regarding this award, see “Grant of Plan-Based Awards” on page 40.
Mr. Simon’s Employment Agreement also provided for a matching grant of performance-based Restricted Stock Units up to $2,000,000 of the Company’s stock. Mr. Simon met the conditions for this award on August 8, 2016 by purchasing 60,000 shares of common stock at an average price of $35 from his own funds. As a result, the Company issued him 57,149 performance-based Restricted Stock Units tied to the same rTSR measure as those granted as part of the fiscal 2017 annual grant. For further information regarding this award, see “Grant of Plan-Based Awards” on page 40.

FISCAL 2017 LONG-TERM INCENTIVE GRANTS TO OTHER NAMED OFFICERS
Consistent with our past practice, in October 2016 the Committee approved annual equity awards, including grants of stock options as well as time-based and performance-based Restricted Stock Units.

Haemonetics 2017 Proxy Statement

Grant values for our Named Officers were determined using a model which includes market competitiveness, specific roles, individual performance and potential and the resulting compensation expense. We target the median of our peer group in determining the value of long-term incentive grants.
These long-term incentive grants reflect the Committee’s consideration of individual achievement, the market for executives of similar experience and responsibility, the size of past grants, and expense and dilution considerations. The grant details for each Named Officer are as follows:

EXECUTIVE	GRANT DATE VALUE	TIME-BASED RESTRICTED STOCK UNITS	STOCK OPTIONS GRANTED	PERFORMANCE- BASED RESTRICTED STOCK UNITS	PERFORMANCE METRIC
William Burke[1]	$1,425,000	10,413	44,926	20,827	Relative TSR - Blended S&P SmallCap 600 and S&P MidCap 400 Indices
Byron Selman	$525,000	3,836	16,551	7,673
Neil Ryding	$450,000	3,288	14,187	6,577
Sandra Jesse	$450,000	3,288	14,187	6,577
1Mr. Burke's grant was his initial equity award, as detailed in Form 8-K filed with the Securities and Exchange Commission on August 1, 2016.
Performance-based Restricted Stock Units cliff vest between 0% and 200% after the three-year performance period, based on the Company's rTSR performance. Stock options and Restricted Stock Units vest over four years in increments of approximately 25% per year. Stock options must be exercised within seven years of the date of grant, after which they are forfeited. The exercise price of all stock options is the grant date fair market value, which is the average of the high and low trading price of Haemonetics stock on the date of grant.

FISCAL 2017 rTSR PERFORMANCE AWARDS
We are committed to applying a relative performance metric as an important element of executive compensation, and in fiscal 2017 we made our third consecutive annual grant tied to rTSR. Half of the aggregate dollar value of the annual equity awards granted in October 2016 was in the form of performance-based Restricted Stock Units to be earned based on the Company’s rTSR for the three-year performance period from October 1, 2016 through September 30, 2019 relative to the S&P SmallCap 600 and S&P MidCap 400 indices (each, a “TSR Performance Award”). Stock measurements will use the average of the closing prices of common shares during the 30 consecutive trading days ending on the day prior to the applicable measuring date. The number of shares that may be earned range from 0% to 200% of the target, depending on performance (with linear interpolation between performance levels) as follows:

rTSR	PERCENTAGE OF TARGET SHARES EARNED
Below 41st rTSR percentile	None
41st to 60th rTSR percentile (Threshold)	50% to 99%
61st to 80th of rTSR percentile (Target)	100% up to 200%
Greater than 80th rTSR percentile (Maximum)	200%

Haemonetics 2017 Proxy Statement

In the event that the Company has a negative TSR over the performance period, then the maximum number of shares that can be earned would be 100% of target.
In fiscal 2017, the Company changed indices from the S&P Healthcare Equipment Index to a blend of the S&P SmallCap 600 and the S&P MidCap 400 indices. The Company is included in the S&P SmallCap 600 but is comparable in market capitalization to the S&P MidCap 400 companies. The blend was used to better align Haemonetics with more appropriately correlated indices based on revenue size and market capitalization. The previously used S&P Healthcare Equipment Index contained companies with significantly greater revenue and market capitalization.
MARKET STOCK UNITS
In fiscal 2014, we granted awards that had a value directly tied to our stock achieving a price above $50 per share in March 2017. Because Haemonetics' stock was below the minimum threshold price, the holders received no value upon vesting.

EMPLOYMENT AGREEMENTS
In connection with his appointment as President and Chief Executive Officer in fiscal 2017, Christopher Simon entered into an Employment Agreement which provides for an annual base salary of $820,000 and target bonus at 100%, positioned approximately at the 50th percentile of Haemonetics fiscal 2017 peer group. His fiscal 2017 bonus consists of 100% corporate metrics equally weighted at 50% each for Revenue and Operating Income. Mr. Simon’s initial sign-on grant of $1,500,000 and annual equity grant of $3,750,000 are structured to align his pay with long-term Company value creation by awarding half of each grant as performance-based Restricted Stock Units. Additionally, Mr. Simon made an open market purchase of Haemonetics common stock worth $2,100,000, and in connection therewith, received a matching equity award of $2,000,000, in the form of performance-based Restricted Stock Units. Full details of Mr. Simon's initial equity awards and matching grant of performance-based Restricted Stock Units can be found in the "Fiscal 2017 Long-Term Incentive Grants to the CEO" section at page 29.

Mr. Simon also participates in all other elements of the Company’s standard employee benefit plans, policies, and programs as are generally available to the Company’s senior executives. The Company will reimburse Mr. Simon for the cost of housing in the Boston area, up to a maximum of $7,000 per month and travel between his primary residence and the Boston area, up to a maximum of $1,500 per month, in each case, for up to eighteen months from his employment start date. Also, the Company will reimburse Mr. Simon for the cost of legal fees connection with the preparation of the Employment Agreement, as well as the cost of legal fees to enforce the agreement, up to a maximum of $20,000 in each instance. None of these amounts are grossed up for taxes.

Mr. Simon also entered into an Executive Severance Agreement which provides that if his employment is terminated by the Company without “cause” or by Mr. Simon for “constructive termination”, as each is defined, or the Company does not renew the Employment Agreement, the Company will provide severance pay in an amount equal to two times his annual base salary, a payment equal to the cost of providing two years of medical, dental, life insurance and disability coverage for the executive and his dependents, as well as certain outplacement benefits.

Mr. Simon has also entered into a Change in Control Agreement with the Company, the terms of which are substantially similar to the Change of Control Agreements in place between the Company and its other executive officers, and summarized under the headings “Double Trigger Change of Control Agreements” and “Potential Payments Upon Termination or Change of Control”.

In March 2016, Ronald G. Gelbman's Employment Agreement dated as of September 29, 2015 was amended to provide for a retention payment of $715,000 for his continued service as Interim Chief Executive Officer. This payment was made in May 2016. The Compensation Committee determined this payment was necessary to complete the CEO transition.

Haemonetics 2017 Proxy Statement

EXECUTIVE SEVERANCE AGREEMENTS
In fiscal 2016, we introduced executive severance agreements to certain key executives. The purpose of these agreements is to provide financial security if there is loss of employment due to a termination without cause. Our executive severance agreements provide:

•
If the executive’s employment is terminated, the covered employee will receive the equivalent of his or her then base salary (or 2.99 of his or her base salary in the case of the Chief Executive Officer).

•
If the executive participates in our health and welfare benefits, then the executive will also be entitled to receive a payment equal to the cost of providing for his/her medical, dental, life and disability insurance coverage for a period of one year (or two years in the case of the Chief Executive Officer) and he or she will also receive outplacement services.

•
Should any excise taxes be due by the employee under the IRS Section 280G limitations, the agreements provide for either reducing the benefits to the Section 280G cap or paying the benefits in full, whichever provides the better after-tax position for the employee.

DOUBLE TRIGGER CHANGE IN CONTROL AGREEMENTS
We employ change in control agreements for a limited number of key executives, including all Named Officers, for the purpose of retaining their services during a change in control and to provide them with financial security in case of a loss of employment. Our agreements only provide benefits to participants if there is both a change in control of the Company and termination of employment other than for cause. Our change in control agreements provide:

•
If the executive’s employment is either terminated or if he or she suffers a material diminution of compensation or responsibilities after a change in control, the covered employee will be entitled to twice his or her then base salary and target annual incentive payment (or 2.99 times base salary and target annual incentive payment in the case of the Chief Executive Officer). Payments will be made within 30 days.

•
If the executive is eligible for severance, then the executive will also be entitled to receive a payment equal to the cost of providing for their medical, dental, life and disability insurance coverage for a period of two years (or 2.99 years in the case of the CEO), and outplacement services.

•
Should any excise taxes be due by the employee under the IRS Section 280G limitations, the agreements provide for either reducing the benefits to the Section 280G cap or paying the benefits in full, whichever provides the better after-tax position for the employee.

For purposes of the agreements, a change in control is defined as a person or group acquiring 35% or more of the Company’s stock, a sale of substantially all the assets of the Company to an unrelated person, and certain mergers, reorganizations, consolidations and share exchanges.
CHANGE IN CONTROL IN EQUITY AWARDS

•
The vesting of stock options and time-based Restricted Stock Units will accelerate only if the conditions for severance payment are met or if the successor corporation refuses to assume or continue the equity awards or to substitute similar equity awards for those outstanding immediately prior to the change in control.

•
Performance-based Restricted Stock Units granted prior to fiscal 2018 contain separate change in control provisions that supersede the change in control agreements and provide for performance to be measured as of the 30 consecutive trading days preceding the change in control and any share payout is made on or within ten days after the change in control.

•
The performance-based Restricted Stock Units granted for fiscal 2018 provide for “double-trigger” vesting in connection with a change in control. If an executive’s employment is terminated involuntarily without cause or voluntarily for good reason within two years following a change in control, the

Haemonetics 2017 Proxy Statement

requirement for vesting will be met and the executive will be entitled to receive the greater of (1) the amount the executive would receive based on performance achieved as of the change in control and (2) a pro rata portion of the of the target award amount based on the period of time elapsed during the performance period.

•
On June 6, 2017, we extended double-trigger vesting to Mr. Simon’s performance-based Restricted Stock Units granted as part of his initial long-term incentive award, with the amount being payable being tied to the target value in order to provide a more appropriate retention incentive on a change in control.

As in the change in control agreements, a change in control is defined in our equity awards as a person or group acquiring 35% or more of the Company’s stock, a sale of substantially all the assets of the Company to an unrelated person, and certain mergers, reorganizations, consolidations and share exchanges.

KEY GOVERNANCE ELEMENTS OF OUR EXECUTIVE COMPENSATION PROGRAM
AT-RISK COMPENSATION AND PAY FOR PERFORMANCE - A significant portion of each Named Officers compensation is considered to be “at-risk.”

•
Annual performance based cash incentive award. Our annual cash incentive awards are intended to directly link a significant amount of cash compensation to the achievement of measurable annual corporate, individual and business performance.

•
Long-term equity incentives. Our equity compensation incents our executives to create shareholder value and to focus on long-term growth. The aggregate award value is allocated among three types of grants: (1) Non-qualified Stock Options (four-year time-based vesting at 25% per year); (2) Restricted Stock Units (four-year time-based vesting at 25% per year); and (3) Performance-based Restricted Stock Units (three-year performance period with cliff vesting).

SHARE OWNERSHIP PROGRAM - Our executives, as well as the Board of Directors, are subject to ownership requirements intended to strengthen the alignment between the long-term interests of executives and shareholders. This program covers the Chief Executive Officer, the Executive Committee, and the Board of Directors. Participants must achieve an ownership level in Haemonetics stock equal to or greater than a value determined by their role at the Company. Compliance must be achieved within five years of becoming a participant in the program. The table below outlines guideline ownership values by organizational role:

ORGANIZATIONAL ROLE	MULTIPLE OF BASE SALARY	MULTIPLE OF ANNUAL RETAINER
Chairman of the Board	-	2.0x
Non-Employee Directors	-	5.0x
Chief Executive Officer	5.0x	-
Executive Committee	2.0x	-

The value of owned shares, vested "in the money" stock options and vested Restricted Stock Units are used in satisfying the ownership requirement. All executives and Directors were compliant with the share ownership program.

Haemonetics 2017 Proxy Statement

EQUITY COMPENSATION BEST PRACTICES

•	No Repricing - Our equity plans prohibit option repricing or replacement of underwater options.

•	Time Vesting - Our equity incentives generally vest over a period of four years to ensure our executives maintain a long-term view of shareholder value creation and to encourage retention.

•
Determination of Option Grant Prices - The price of options is always the fair market value, which is the average of the high and low trading prices on the date of grant, in accordance with our 2005 Long-Term Incentive Compensation Plan.

•
Timing of Equity Grants - In fiscal 2017, annual equity grants were reviewed, approved, and granted by the Compensation Committee at the October meeting. New-hire grants are approved throughout the fiscal year either at the regularly scheduled quarterly Compensation Committee meeting following the employee's date of hire or a date closer to the executive's date of hire, if the Committee deemed it appropriate. While not common, special grants may be awarded at a regularly scheduled Committee meeting to recognize and reward individual performance. Long-term incentive grants are never timed to correlate with specific business events. The Committee does not delegate approval of new grants to management.

•
Substantial Use of Performance Awards - A significant portion of our equity incentive awards are made in the form of performance-based Restricted Stock Units, with payment based on the Company's three-year relative Total Shareholder Return.

HEDGING - Our Code of Conduct prohibits our executives from hedging our securities.
RECAPTURE POLICY - To further align the executive compensation program with the interests of shareholders and our culture of ethical behavior, there are recapture provisions in our annual incentive plan. Under the terms of the annual incentive plan, if the Company is required to make an accounting restatement due to a material non-compliance with any financial reporting requirement under the securities laws as a result of misconduct or if an employee’s actions violate the Haemonetics Code of Business Conduct, executives would be required to return any annual incentive payment to the extent permitted by governing law, to the degree that such payment was based on the achievement of financial results which were adjusted in the restatement.
COMPENSATION RISK - The Compensation Committee considers risk when designing our compensation plans. The Committee also conducts a comprehensive annual review of compensation risk in the fourth quarter to assess the presence of any risks that may have a material adverse effect on the Company.
INDEPENDENT COMPENSATION COMMITTEE - Compensation decisions are approved by the Compensation Committee which is comprised of only independent members of Board of Directors.
INDEPENDENT CONSULTANT - FW Cook, our compensation consultant, reports directly to the Compensation Committee and provides no other services to the Company or management. The Committee considered the firm's independence under the relevant SEC and stock exchange factors, and determined the firm satisfied the requirements for independence.

Haemonetics 2017 Proxy Statement

IMPACT OF TAX AND ACCOUNTING ON COMPENSATION

DEDUCTIBILITY OF COMPENSATION
Internal Revenue Code Section 162(m) limits the amount the Company can deduct for non-performance based compensation to $1,000,000 per year for those Named Officers listed in the Summary Compensation Table other than the Chief Financial Officer. Although the Company has not adopted a formal policy, the Compensation Committee generally seeks to compensate the executive team with payments that are intended to be deductible under the Internal Revenue Code. However, in some cases, other important considerations may outweigh tax considerations. Accordingly, the Compensation Committee retains the discretion to grant awards that do not meet the deductibility requirements.
STOCK-BASED COMPENSATION EXPENSE
The Company began recognizing stock-based compensation expense under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 beginning in April, 2006. In determining the appropriate fiscal 2017 long-term incentive grant levels, the Company sought to balance its long-term incentive goals with the need to reduce shareholder dilution and manage stock compensation expense. To strike this balance the Committee analyzes stock compensation expense as a percentage of revenue and its impact on earnings, and basic and diluted earnings per share.

Haemonetics 2017 Proxy Statement

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of the Company has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended April 1, 2017 for filing with the Securities and Exchange Commission.

THE COMPENSATION COMMITTEE
Pedro P. Granadillo, Chairman
Susan Bartlett Foote
Mark W. Kroll, PhD

Haemonetics 2017 Proxy Statement

EXECUTIVE COMPENSATION

The following table summarizes the compensation of the named executive officers ("Named Officers") for the fiscal years ended March 28, 2015, April 2, 2016 and April 1, 2017. The Named Officers are the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers ranked by their total compensation in the table below. Also included in the table are Ronald G. Gelbman, who served as Interim Chief Executive Officer until May 2016, and Christopher Lindop, who retired from his position of Chief Financial Officer and Executive Vice President, Business Development in June 2016.
Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
		($)	($)	($) (1)	($) (1)	($) (2)	($) (3)	($) (4)
Christopher Simon	2017	$709,615	$—	$6,205,816	$1,312,552	$698,708	$—	$100,307	$9,026,998
President and Chief Executive Officer

William P. Burke	2017	$301,455	$500,000	$1,070,178	$356,249	$210,473	$—	$13,185	$2,451,540
EVP, Chief Financial Officer

Byron Selman	2017	$454,046	$—	$394,260	$131,244	$234,285	$—	$71,987	$1,280,667
President, Global Markets	2016	$452,531		$723,805	$124,994	$45,000		$30,519	$1,376,849
	2015	$398,787		$245,326	$81,244	$144,068		$33,702	$903,127
Neil Ryding	2017	$428,248	$—	$337,942	$112,498	$198,877	$—	$317,431	$1,417,202
EVP, Global Operations

Sandra Jesse	2017	$419,455	$—	$337,942	$112,498	$217,375	$—	$30,249	$1,112,736
EVP, Chief Legal Officer

Ronald G. Gelbman	2017	$155,201	$715,000	$—	$—	$—	$—	$43,225	$875,676
Interim CEO	2016	$398,769						$201,670	$600,439

Christopher Lindop	2017	$128,371	$—	$—	$—	$—	$40,197	$13,319	$181,887
CFO and EVP, Business Development	2016	$500,580		$915,287	$199,993	$35,000	$(21,195)	$5,562	$1,635,226
	2015	$478,260		$566,132	$187,497	$211,808	$36,987	$6,900	$1,487,584

(1)
Represents the aggregate grant date fair value for awards of time-based Restricted Stock Units, performance-based Restricted Stock Units ("Performance Stock Units") and stock options granted in the respective fiscal years calculated in accordance with the FASB Accounting Standard Codification Topic Compensation - Stock Compensation. Grant values for our Named Officers were determined using a value-based model which takes into account market competitiveness, specific roles, individual performance and potential and the resulting compensation expense. PSU values were determined based on the expected performance at the time of grant. See Note 10 "Capital Stock" to the Company's consolidated financial statements set forth in the Company's fiscal 2017 Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 24, 2017 for the assumptions used to determine the value of our stock awards limits and stock options. If the highest level of performance is assumed for the Performance Stock Units, the fiscal 2017 value of Mr. Simon's Performance Stock Units grant would be $9,786,664, instead of $4,893,332, Mr. Burke's would be $1,427,900 instead of $713,950, Mr. Selman's would be $526,060 instead of $263,030, Mr. Ryding's and Ms. Jesse's would be $450,920 instead of $225,460. The fiscal 2016 value of Mr. Selman's PSU grant would be $456,630 instead of $228,315. The fiscal 2015 value of Mr. Selman's PSU grant would be

Haemonetics 2017 Proxy Statement

$328,162instead of $164,081. Mr. Selman also received a Market Stock Unit grant in fiscal 2015 which vested on March 31, 2017 with performance below threshold and therefore no payments were made.

(2)	Messrs. Simon and Burke received a prorated bonus payment as a condition of their new hire agreements.

(3)
None of our Named Officers received above-market or preferential earnings on their deferred compensation balances. Mr. Lindop's deferred compensation earnings from 2015 were inadvertently not reported on this table in the Company's 2015 Proxy. The corrected earnings were updated and are represented here.

(4)
For fiscal 2017, includes a matching Company contribution for participation in the Company's 401(k) plan between $3,000 and $19,000 for each Named Officer. In addition, Messrs. Simon, Ryding and Gelbman's additional compensation include costs related to their relocation, housing, and transportation as determined by their employment agreements. These additional amounts include $37,750 for Mr. Gelbman's housing during his time as Interim Chief Executive Officer; $40,982 for temporary housing and $204,233 in moving and closing costs in connection with Mr. Ryding's relocation; and $68,338 in housing reimbursement for Mr. Simon in connection with his pending relocation to the Boston area. Mr. Selman’s additional compensation includes costs related to a sales incentive trip in the amount of $39,573 attended by him and his wife.

Haemonetics 2017 Proxy Statement

Grants of Plan-Based Awards Table for Fiscal Year Ended April 1, 2017

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other Stock Awards: Number of Shares of Stock or Units (#)	All other Option Awards: Number of Securities Underlying Option (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Closing Market Price	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(3)	(3)	(4)	(4)	(5)
Christopher Simon	5/16/2016	$341,667	$683,334	$1,366,668
	8/16/2016				28,575	57,149	114,298				$35	$2,694,575
	6/29/2016				32,763	65,525	131,050	32,762	140,533	$28.62	$28.62	$3,323,780
	6/29/2016				13,105	26,210	39,315	13,105	56,213	$28.62	$28.62	$1,500,013
William P. Burke	8/8/2016	$102,921	$205,842	$308,763
	10/25/2016				10,414	20,827	41,654	10,413	44,926	$34.21	$34.21	$1,426,427
Byron Selman	4/3/2016	$114,565	$229,130	$343,695
	10/25/2016				3,837	7,673	15,346	3,836	16,551	$34.21	$34.21	$525,504
Neil Ryding	4/3/2016	$108,056	$216,112	$324,168
	10/25/2016				3,289	6,577	13,154	3,288	14,187	$34.21	$34.21	$450,440
Sandra Jesse	4/3/2016	$106,296	$212,592	$318,888
	10/25/2016				3,289	6,577	13,154	3,288	14,187	$34.21	$34.21	$450,440
Ronald G. Gelbman (6)
Christopher Lindop (7)

(1)	These columns show the potential value of the payout for each named executive under the FY17 Bonus Plan if the threshold, target or maximum goals are satisfied for all performance measures.

(2)
These columns show the grant date value for the performance-based Restricted Stock Units ("Performance Stock Units"), for each named executive if the threshold, target and maximum metrics are achieved. The performance will be determined based on the Company's three-year relative total shareholder return. Performance Stock Units granted in fiscal 2017 have a comparison group consisting of the S&P SmallCap 600 and S&P MidCap 400 Indices except for Mr. Simon's June 29, 2016 grant of 26,210 target shares, with respect to which performance will be determined for this grant based on Company financial and operational metrics.

(3)	Grants vest in annual increments of 25% beginning on the first anniversary of the date of grant for all executives.

(4)
The exercise price of all the options granted equals the average of high and low of Haemonetics Common Stock on the grant date, so the exercise price of the stock option may be higher or lower than the closing price of Haemonetics Common Stock on the grant date.

(5)
Represents the aggregate grant date fair value for stock options and stock awards/units calculated in accordance with Compensation - Stock Compensation Topic of the FASB Codification. See Note 10 "Capital Stock" to the Company's consolidated financial statements set forth in the Company's fiscal 2017 Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 24, 2017 for the assumptions used to determine the value of stock options and stock awards/units.

(6)
In fiscal 2017, Mr. Gelbman received an equity award of Restricted Stock Units as part of his compensation as a member of the Board of Directors. The award is described in the "Director Compensation Table for Fiscal Year Ended April 1, 2017" on page 48.

(7)	Mr. Lindop did not receive any awards in fiscal 2017.

Haemonetics 2017 Proxy Statement

Outstanding Equity Awards for Fiscal Year Ended April 1, 2017

Stock Options (1)					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Christopher	—	56,213	$28.62	6/29/2023
Simon	—	140,533	$28.62	6/29/2023
					57,149	(2)	$2,318,535
					26,210	(2)	$1,063,340
					65,525	(2)	$2,658,349
					13,105		$531,670
					32,762		$1,329,154
	—	196,746			194,751		$7,901,048
William P.	—	44,926	$34.21	10/25/2023
Burke					20,827	(2)	$844,951
					10,413		$422,455
	—	44,926			31,240		$1,267,407
Byron	—	16,551	$34.21	10/25/2023
Selman	4,296	12,890	$31.97	10/20/2022
	5,188	5,188	$34.75	10/22/2021
	12,583	4,195	$41.66	10/23/2020
	22,676	—	$39.06	10/24/2019
					7,673	(2)	$311,294
					3,836		$155,627
					7,819	(2)	$317,217
					2,932		$118,951
					4,676	(2)	$189,705
					1,168		$47,386
					450		$18,257
	44,743	38,824			28,554		$1,158,436
Neil	—	14,187	$34.21	10/25/2023
Ryding	10,827	32,483	$31.97	10/20/2022
					6,577	(2)	$266,829
					3,288		$133,394
					—		$—
					3,167		$128,485
	10,827	46,670			23,282		$944,551
Sandra	—	14,187	$34.21	10/25/2023
Jesse	3,652	10,956	$31.97	10/20/2022
	6,784	6,785	$34.75	10/22/2021
	21,393	7,130	$41.66	10/23/2020
	28,614	—	$39.06	10/24/2019
	30,740	—	$30.67	10/25/2018
					6,577	(2)	$266,829
					3,288		$133,394
					6,646	(2)	$269,628
					2,493		$101,141
					6,115	(2)	$248,086

Haemonetics 2017 Proxy Statement

Outstanding Equity Awards for Fiscal Year Ended April 1, 2017

Stock Options (1)					Stock Awards (1)
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
					1,528		$61,991
					765		$31,036
	91,183	39,058			27,412		$1,112,105
Ronald G.	10,353		$35.50	7/23/2021
Gelbman	6,573		$45.45	7/24/2020
	8,196		$36.37	7/27/2019
	7,118		$34.41	7/21/2018
					5,702		$231,330
	32,240	—			5,702		$231,330
Christopher	—	—	$31.97	6/3/2021
Lindop	5,986	—	$34.75	6/3/2021
	23,490	—	$41.66	10/23/2020
	34,873	—	$39.06	10/24/2019
					2,641	(2)	$107,145
					5,922	(2)	$240,256
	64,349	—			8,563		$347,401

(1)
With exception of Mr. Gelbman's options, all stock options and time-based Restricted Stock Units listed here vest in four equal annual installments beginning on the first anniversary of grant unless otherwise noted. Mr. Gelbman's options were granted in connection with his service as a member of the Board of Directors and vested on the first anniversary of their grant.

(2)
Represents performance-based Restricted Stock Units ("Performance Stock Units"). Mr. Simon's grant of Holders of Performance Stock Units are eligible to receive a share of Company stock for each Performance Stock Unit based on the Company's total shareholder return (TSR) performance through the end of the period as compared to the TSR of the companies in a comparison index. Grants made fiscal 2015 had a comparison index of the Standard & Poor's Health Care Equipment Index. Grants made in fiscal 2016 and fiscal 2017 have a comparison index comprising the S&P SmallCap 600 Index and S&P MidCap 400 indices. If the Company's TSR is below the 40th percentile during the relevant measurement period, the holders receive no shares for their Performance Stock Units. If the relative TSR exceeds the 80th percentile as compared to the Comparison Index, the holders are eligible to receive up to two times the “target” amount of Performance Stock Units listed here.

Haemonetics 2017 Proxy Statement

Option Exercises and Stock Vested for Fiscal Year Ended April 1, 2017

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Christopher Simon	—	—	—	—
William P. Burke	—	$—	—	$—
Byron Selman	—	—	10,758	$418,420
Neil Ryding	—	—	10,820	430,437
Sandra Jesse	—	—	12,892	$501,282
Ronald G. Gelbman	20,338	113,831	4,337	$129,286
Christopher Lindop	142,568	$1,238,599	—	$—

(1)	Amounts reflect the difference between the exercise price of the option and the price of the Company's shares on the New York Stock Exchange at the time of exercise.

(2)	Amounts reflect the price of the Company's shares on the New York Stock Exchange on the day the Restricted Stock Units vested.

Haemonetics 2017 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table describes the potential payments and benefits under the Company’s arrangements to which the Named Officers would be entitled upon termination of employment. The table was prepared on the assumption that the termination or change in control event took place on the last business day of the most recently completed fiscal year.

Name	Cash Severance Payment	Continuation of Benefits	In-the-Money Value of Vested Equity (1)	In-the-Money Value of Unvested Equity (1)	Excise Tax Gross-Up	Total Benefits
Christopher Simon
Voluntary Retirement	—	—	—	—	—	—
Involuntary Termination	—	—	—	—	—	—
Involuntary Termination by Company without Cause	$820,000	$34,404	—	—	—	$854,404
Involuntary Termination after Change in Control (2)	$3,280,000	$63,807	—	$7,689,515	—	$11,033,322
William P. Burke
Voluntary Retirement	—	—	—	—	—	—
Involuntary Termination	—	—	—	—	—	—
Involuntary Termination by Company without Cause	$475,020	$35,062	—	—	—	$510,082
Involuntary Termination after Change in Control (2)	$1,567,566	$65,124	—	$708,185	—	$2,340,875
Byron Selman (3)
Voluntary Retirement	—	—	$101,520	—	—	$101,520
Involuntary Termination	—	—	$101,520	—	—	$101,520
Involuntary Termination by Company without Cause	$458,260	$35,062	$101,520	—	—	$594,842
Involuntary Termination after Change in Control (3)	$1,374,780	$65,124	$101,520	$728,432	—	$2,269,855
Neil Ryding
Voluntary Retirement	—	—	$93,112	—	—	$93,112
Involuntary Termination	—	—	$93,112	—	—	$93,112
Involuntary Termination by Company without Cause	$432,223	$35,062	$93,112	—	—	$560,397
Involuntary Termination after Change in Control (2)	$1,296,668	$65,124	$93,112	$1,070,430	—	$2,525,333

Haemonetics 2017 Proxy Statement

Name	Cash Severance Payment	Continuation of Benefits	In-the-Money Value of Vested Equity (1)	In-the-Money Value of Unvested Equity (1)	Excise Tax Gross-Up	Total Benefits
Sandra Jesse (3)
Voluntary Retirement	—	—	$418,600	—	—	$418,600
Involuntary Termination	—	—	$418,600	—	—	$418,600
Involuntary Termination by Company without Cause	$425,183	$34,404	$418,600	—	—	$878,187
Involuntary Termination after Change in Control (2)	$1,275,550	$63,807	$418,600	$740,349	—	$2,498,306
Ronald G. Gelbman (3)
Voluntary Retirement	—	—	—	—	—	—
Involuntary Termination	—	—	—	—	—	—
Involuntary Termination by Company without Cause	—	—	—	—	—	—
Involuntary Termination after Change in Control (2)	—	—	—	—	—	—
Christopher Lindop (3)
Voluntary Retirement	—	—	—	—	—	—
Involuntary Termination	—	—	—	—	—	—
Involuntary Termination by Company without Cause	—	—	—	—	—	—
Involuntary Termination after Change in Control (2)	—	—	—	—	—	—

(1)	Reflects equity values as of the last business day in the fiscal year, April 1, 2017, at a stock price of $40.57 for all Named Officers.

(2)
Calculated as described under "Double Trigger Change in Control Agreements" in this Proxy Statement. The one-time market stock units would accelerate immediately on a change in control. However, with the Company's stock price below threshold levels, they would not payout and have no value as of April 1, 2017

(3)
Mr. Selman left the Company on May 5, 2017, Ms. Jesse retired on April 3, 2017, Mr. Lindop retired on June 3, 2016, and Mr. Gelbman ended his assignment as Interim Chief Executive Officer in May 2016. As a result, none of these executives have agreements which provide for potential payments upon termination or change in control with the Company.

Effective July 27, 2012, the Board of Directors adopted the Haemonetics Non-Qualified Deferred Compensation Plan (the “NQDC Plan”) for the benefit of the Board of Directors and a select group of U.S. based executives, including all of our Named Officers. The NQDC Plan is a deferred compensation plan that permits the Named Officers to elect to contribute up to 75% of their annual base salary, annual bonus and Restricted Stock Units to their NQDC Plan account. In addition, the Company has the discretion to make annual discretionary contributions on behalf of participants in the NQDC Plan. The Company has made no contributions to participant accounts to date. Voluntary contributions made by participants are 100% vested.

Haemonetics 2017 Proxy Statement

A participant is entitled to NQDC Plan benefits upon the earlier of separation from service, death, disability, unforeseeable hardship, or at a future specified date (if so elected). NQDC Plan benefits are paid in lump sum, or at the Named Officer’s election, in annual installments for a period of up to ten years.
Effective April 7, 2016, the Board of Directors voted to terminate the NQDC Plan due to nominal participation.

Name	Executive Contributions in Last Fiscal Year	Registrant Contribution in the Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/Distributions	Aggregate Balance at Last Fiscal Year End
	$	$	($) (1)	($)
Christopher Simon
William P. Burke
Byron Selman
Neil Ryding
Sandra Jesse
Ronald G. Gelbman
Christopher Lindop	—		$40,197	$(308,859)	—
(1) Mr. Lindop received neither contributions from the Company nor above market or preferential earnings on his contributions to the NQDC Plan, as a result these earnings are not included in the Summary Compensation Table in fiscal 2017 or prior years.

Haemonetics 2017 Proxy Statement

EQUITY COMPENSATION PLANS

The Company has one equity compensation plan with outstanding options, the 2005 Long-Term Incentive Compensation Plan (the "2005 Plan"). There were 2,038,795 shares subject to issuance upon exercise of outstanding options under the 2005 Plan as of April 1, 2017. The weighted average exercise price of the options under the 2005 Plan is $35.51 per share. In addition, there were a total of 341,641 shares subject to outstanding time vesting Restricted Stock Unit awards and 284,625 in unvested performance-based Restricted Stock Units ("Performance Stock Units") which remain subject to forfeiture.
Holders of Market Stock Units were eligible to receive a share of Haemonetics’ stock for each Market Stock Unit based on the performance of the stock through March 31, 2017. The condition for vesting was not met, therefore the holders received no Market Stock Units.
Holders of Performance Stock Units are eligible to receive shares of Haemonetics' stock based upon the Company’s total shareholder return during a three year period relative to the total shareholder return of the companies in a comparison group. Performance Stock Units granted in 2014 and 2015 have a comparison group consisting of the Standard & Poor's Health Care Equipment Index while Performance Stock Units granted in 2016 have a comparison group consisting of the S&P SmallCap 600 and S&P MidCap 400 Indices (the "Comparison Group"). For grants made in October 2014, the measurement period is from October 1, 2014 to September 30, 2017. For grants made in October 2015, the measurement period is from October 1, 2015 to September 30, 2018. For grants made in October 2016, the measurement period is from October 1, 2016 to September 30, 2019.The actual number of shares awarded under a Performance Stock Unit may range from 0% to a maximum of 200% of the target award depending upon the Company’s relative total shareholder return. If the Company’s total shareholder return for the performance period is negative, then any share payout will be capped at 100% of the target award, regardless of the Company's performance relative to the Comparison Group. As a result, we may issue up to 569,250 shares in connection with these grants.
The following table sets forth information as of April 1, 2017 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Available for Future Issuance (Excluding Securities Reflected in Column (a) (c)
Equity Compensation Plans approved by security holders	2,665,061 (1)	$35.51 (2)	6,845,258 (3)
Equity compensation plans not approved by security holders	—	—	—
Total	2,665,061 (1)	$35.51 (2)	6,845,258 (3)

_________________________________________________________________________

(1)
Comprised of 2,038,795 options to purchase shares of the Company’s common stock under the 2005 Plan, 341,641 shares issuable in connection with Restricted Stock Units, 284,625 outstanding Performance Stock Units. Performance Stock Units have been included at their target number issuance value.

(2)	Represents the weighted average exercise price per share of the Company's non-qualified stock options outstanding at April 1, 2017.

(3)
Represents 5,045,728 shares available for future issuance under the 2005 Long-Term Incentive Compensation Plan and 1,799,530 shares available for purchase under the 2007 Employee Stock Purchase Plan. Issuance of Restricted Stock Units and Performance Stock Units reduce the number of shares available for issuance at a ratio of 3.02 shares to 1. Restricted Stock Units and Performance Stock Units have reduced the number of securities available for future issuance based on their maximum issuance value of by 1,031,755 and 1,719,135 shares, respectively.

For a description of the Company’s equity compensation plans, please see Note 10 "Capital Stock" to the Company's consolidated financial statements set forth in the Company's fiscal 2017 Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 24, 2017.

Haemonetics 2017 Proxy Statement

DIRECTORS’ COMPENSATION

We seek to offer our Directors compensation which is consistent with other companies of our revenue, industry and operational scope.
Directors receive a $55,000 annual retainer with an additional $10,000 meeting retainer which covers attendance at up to eight Board of Director meetings. If the Board meets more than eight times per year, each Director receives $2,000 for each additional live meeting and $750 for each telephonic meeting. The Board Chairman receives an annual retainer of $250,000 in place of the standard Board retainer and meeting fees.
The Committee Chairs are paid an additional retainer as follows: Audit Committee Chair $20,000; Compensation Committee Chair $15,000; and Governance and Compliance Committee Chair $10,000. For attendance at Committee meetings, members of the Audit Committee are paid $12,000 for attending up to 12 meetings per year, members of the Compensation Committee are paid $9,000 for up to eight meetings per year, and members of the Governance and Compliance Committee are paid $6,000 for up to eight meetings per year.
Each non-employee director is eligible to receive an annual equity grant with an approximate value of $170,000. The grant is in the form of Restricted Stock Units which vest on the first anniversary of grant.
The Governance and Compliance Committee is responsible for reviewing and recommending to the Board of Directors any changes to Director compensation. On a regular basis, the Governance and Compliance Committee conducts a competitive analysis to determine the appropriate level of Director compensation with the assistance of the Compensation Committee and its compensation consultant.

Compensation for the Board of Directors in fiscal 2017 is detailed in the following table:

Director Compensation Table for Fiscal Year Ended April 1, 2017

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
	($)	(1) ($)	(1) ($)	(2) ($)	($)	($)
Catherine M. Burzik	$36,000	$169,989				$205,989
Charles J. Dockendorff	$88,500	$169,977				$258,477
Susan Bartlett Foote	$70,500	$169,977				$240,477
Ronald G. Gelbman	$73,500	$169,977				$243,477
Pedro P. Granadillo	$85,500	$169,977				$255,477
Mark W. Kroll, PhD	$63,500	$169,977				$233,477
Richard J. Meelia	$250,000	$169,977				$238,477
Ronald L. Merriman	$68,500	$169,977				$419,977

(1)
Represents the aggregate grant date fair value for stock awards granted in the respective fiscal years calculated in accordance with the FASB Accounting Standard Codification Topic Compensation - Stock Compensation.

(2)	No member of the Board of Directors received above-market or preferential earnings on their deferred compensation balances.

Haemonetics 2017 Proxy Statement

Director Outstanding Equity Award Table for Fiscal Year Ended April 1, 2017

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Burzik,					4,270	$173,234
Catherine M. (2)	—				4,270	$173,234
Dockendorff,	12,180		$35.50	7/23/2021
Charles J.					5,702	$231,330
	12,180				5,702	$231,330
Foote,	10,353		$35.50	7/23/2021
Susan Bartlett	6,573		$45.45	7/24/2020
	8,196		$36.37	7/27/2019
	7,118		$34.41	7/21/2018
					5,702	$231,330
	32,240				5,702	$231,330
Gelbman,	10,353		$35.50	7/23/2021
Ronald G.	6,573		$45.45	7/24/2020
	8,196		$36.37	7/27/2019
	7,118		$34.41	7/21/2018
					5,702	$231,330
	32,240				5,702	$231,330
Granadillo,	10,353		$35.50	7/23/2021
Pedro P.	6,573		$45.45	7/24/2020
	8,196		$36.37	7/27/2019
	7,118		$34.41	7/21/2018
					5,702	$231,330
	32,240				5,702	$231,330
Kroll,	10,353		$35.50	7/23/2021
Mark W. PhD	6,573		$45.45	7/24/2020
	8,196		$36.37	7/27/2019
	7,118		$34.41	7/21/2018
	8,580		$27.24	7/29/2017
					5,702	$231,330
	40,820				5,702	$231,330
Meelia,	10,353		$35.50	7/23/2021
Richard J.	6,573		$45.45	7/24/2020
	8,196		$36.37	7/27/2019
	7,118		$34.41	7/21/2018
	16,968		$32.96	6/3/2018
					5,702	$231,330
	49,208				5,702	$231,330

Haemonetics 2017 Proxy Statement

Director Outstanding Equity Award Table for Fiscal Year Ended April 1, 2017

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Merriman,	10,353		$35.5	7/23/2021
Ronald L.	6,573		$45.45	7/24/2020
	8,196		$36.37	7/27/2019
	7,118		$34.41	7/21/2018
	6,080		$27.24	7/29/2017
					5,702	$231,330
	38,320				5,702	$231,330

(1)	All unvested stock options and Restricted Stock Units vest on the first anniversary of grant.

(2) Catherine M. Burzik received a first-time Restricted Stock Unit award for joining the Board of Directors at the meeting held on January 25, 2017.

Haemonetics 2017 Proxy Statement

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During the fiscal year ended April 1, 2017, the members of the Compensation Committee were Pedro P. Granadillo, Susan Bartlett Foote, and Mark W. Kroll, PhD. During fiscal 2017, no member of the Compensation Committee was an executive officer or employee, or former executive officer or employee, of the Company or any of its subsidiaries. None of our executive officers served as a director or member of the compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Haemonetics 2017 Proxy Statement

ITEM 2—	ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the "Dodd-Frank Act"), enables our shareholders to vote to approve, on an advisory, non-binding basis, the compensation of certain of our executives. These executives are referred to as Named Officers and their compensation has been disclosed in this proxy statement under “Executive Compensation”. At our 2011 Annual Meeting, more than a majority of shares voted, on a non-binding advisory basis and consistent with the Board's recommendation, in favor of having an advisory vote on executive compensation every year.
As described in the section titled “Compensation Discussion and Analysis,” our executive compensation programs aim to be competitive with our peers and aligned with our business strategy and corporate objectives. Our compensation philosophy emphasizes a pay for performance culture focused on the long-term interests of our shareholders and our executives. We believe that this alignment between executive compensation and shareholder interests will drive corporate performance over time. At the same time, the Compensation Committee has instituted governance best practices, including the Executive Share Ownership Program, the annual bonus clawback policy, "double trigger" change in control benefits, not offering executive benefits or perquisites, and instituting an annual compensation risk assessment.
In response to shareholder feedback in fiscal 2015, the Compensation Committee modified our equity compensation program by (i) granting performance shares based on relative total shareholder return and (ii) reducing the relative amount of non-qualified stock options and time-based restricted stock units in favor of performance-based restricted stock units. The Committee believes this represents current best practice in aligning performance and compensation.
Before you vote, we urge you to fully read the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement (pages 20-46) for additional details on the Company's executive compensation, including its governance, framework, components, and the compensation decisions for the Named Officers for fiscal 2017.
As an advisory vote, the results of this vote will not be binding on the Board or the Company. However, the Board values the opinions of our shareholders and will consider the outcome of the vote when making future decisions on the compensation of our Named Officers and the Company's executive compensation principles, policies and procedures.

The Board of Directors recommends that shareholders vote, in an advisory manner, FOR this Item 2 and the approval of the executive compensation philosophy, policies, programs and procedures described in the Compensation Discussion and Analysis Section of the 2017 Proxy Statement, and the compensation of the Company's Named Officers, as disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections of this Proxy Statement.

Haemonetics 2017 Proxy Statement

ITEM 3—	TO CONSIDER AND ACT UPON AN ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY'S NAMED OFFICERS

The Dodd-Frank Act also enables our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our Named Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, and on pages 20-46 of this Proxy Statement. By voting on this Item 3, shareholders may indicate whether they would prefer an advisory vote on Named Officer compensation once every one, two, or three years, or abstain from voting altogether. As an advisory vote, the results of this vote will not be binding on the Board or the Company.
Our Board has determined that continuing our practice of having an advisory vote on executive compensation each year is the most appropriate alternative for the Company, and therefore our Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.
In formulating its recommendation, our Board considered that an annual advisory vote on executive compensation has allowed our shareholders to provide us with more timely input on the compensation of our Named Officers. We understand that our shareholders may have different views as to what is the best approach for the Company, and we look forward to hearing from our shareholders on this Proposal.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or you may abstain when you vote in response to this Item 3.
The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. Abstentions and broker “non-votes” are included in the number of shares present or represented for purposes of a quorum, but are not considered as shares voting or as votes cast with respect to this matter. As a result, abstentions and broker “non-votes” will not have any effect on the proposal regarding the frequency of an advisory vote on executive compensation.
Because this vote is advisory and not binding on the Board, the Compensation Committee or the Company in any way, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.
The Board of Directors recommends that shareholders vote, in an advisory manner, to hold an advisory vote on Named Officer compensation EVERY ONE (1) YEAR.

Haemonetics 2017 Proxy Statement

ITEM 4—	SHAREHOLDER PROPOSAL TO RECOMMEND CHANGES TO CERTAIN VOTING REQUIREMENTS

In accordance with SEC rules, we have set forth below a shareholder proposal, along with the supporting statement of the shareholder proponent, for which we accept no responsibility. The shareholder proposal is required to be voted upon at our Annual Meeting only if properly presented at the Meeting. As an advisory vote, the results of this vote will not be binding on the Board or the Company.
The following proposal was submitted by Mr. William Steiner, 112 Abbottsford Gate, Piermont, NY 10968, the beneficial owner of no less than 100 shares of Haemonetics Corporation Common Stock. The proposal has been included verbatim as we received it.

Shareholder Proposal - Simple Majority Vote

RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws.If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. It is important that our company take each step necessary to adopt this proposal. It is important that our company take each step necessary to avoid a failed vote in taking all the steps necessary to adopt this proposal topic.

Shareowners are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to "What Matters in Corporate Governance" by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy's. The proponents of these proposals included Ray T. Chevedden and William Steiner.

Currently a 1%-minority can frustrate the will of our 79%-shareholder majority. In other words a 1%-minority could have the power to prevent shareholders from improving our corporate governance.

Please vote to enhance shareholder value: Simple Majority Vote- Proposal 4

Haemonetics Response to Shareholder Proposal Regarding Simple Majority Vote

The Board of Directors has determined to make no recommendation either in favor or opposed to this shareholder proposal. The Board of Directors, under the leadership of our Governance and Compliance Committee, is undertaking a comprehensive evaluation of our corporate governance policies and practices in light of legal and regulatory requirements and evolving best practices suggested by recognized governance authorities. The Board is committed to high standards in corporate governance and creating a corporate governance environment that supports the long-term success of the Company and is interested in receiving input from our shareholders on this important governance issue.

Under the Company’s governing documents and Massachusetts law, nearly all matters submitted to our shareholders for approval require the approval of a simple majority of the votes cast. As permitted by Massachusetts law, our Amended and Restated Articles of Organization (the “Articles”) and our By-Laws do contain certain voting provisions which require at least 80% of the combined voting power of the shares outstanding and

Haemonetics 2017 Proxy Statement

entitled to vote in order for shareholders to take certain actions, including actions relating to the following fundamental elements of corporate governance: (i) approval of certain business transactions with an “interested shareholder” (subject to certain exceptions, including an exception for transactions approved by the Board of Directors), (ii) convening a special meeting of shareholders, (iii) amendment of the provisions in the Articles related to such business transactions with interested shareholders, and (iv) amendment of By-Law provisions relating to shareholder annual meetings, size and structure of the Board of Directors, manner of election of directors, and resignation or removal of directors.
Supermajority vote provisions related to the size of the Board of Directors and its classified structure ensure that significant changes to the Board of Directors are not made without the broad consensus of a substantial majority of our shareholders. If the simple majority vote standard were adopted as proposed, and only the minimum quorum of 50.1% of the shares entitled to vote on a matter are present at a meeting of shareholders, as little as 25.1% of the outstanding voting power could increase the size of the Board of Directors in order to appoint its own directors or change the structure of the Board, which could thwart the Company’s efforts to protect shareholders from abusive takeover tactics and unfair offers. As of May 2017, our four largest shareholders hold more than 35% of our outstanding shares. See “Security Ownership of Certain Beneficial Owners, Directors, and Management” on p. 15.
These supermajority vote provisions, including the provision related to the approval of business transactions with interested shareholders, also provide some level of protection to all shareholders against the self-interested actions of a few large investors. For example, the supermajority provisions in our Articles protect shareholders against business transactions that may be inadequately priced, unfair, coercive or otherwise not in the best interests of all of the shareholders. These provisions are not intended to, and do not, preclude offers to acquire the Company, even unsolicited offers. Rather, these provisions are designed to encourage any potential acquirer to negotiate directly with the Board of Directors, which is desirable because the Board of Directors is in the best position to evaluate the adequacy and fairness of proposed offers, to negotiate on behalf of all shareholders, and to protect shareholders against abusive takeover tactics.
The Board of Directors is aware of the growing sentiment that the elimination of supermajority voting provisions in a Company’s governing documents increases a Board’s accountability to shareholders and increases the ability of shareholders to influence corporate governance matters.
The Board of Directors understands that valid arguments exist on both sides of this issue. Accordingly, rather than make a specific recommendation, the Board of Directors wants to understand the Company’s shareholders’ views on this issue and to complete its comprehensive evaluation of the Company’s corporate governance policies and practices prior to reaching its final viewpoint. The Board looks forward to receiving input from shareholders on this proposal.
The Board makes no recommendation with respect to this proposal.

Haemonetics 2017 Proxy Statement

ITEM 5—	TO RATIFY THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, through its Audit Committee, has appointed Ernst & Young LLP as independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending March 31, 2018.
Representatives of Ernst &Young are expected to be present at the annual meeting, and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
Accordingly, the Board of Directors believes ratification of the appointment of Ernst &Young as the Company’s independent registered public accounting firm for the fiscal year 2018 is in the best interests of the Company and its shareholders and recommends a vote FOR this Item 5.

Haemonetics 2017 Proxy Statement

AUDIT COMMITTEE REPORT

NATURE OF THE REPORT
The material in this report is not “soliciting material,” is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing
AUDIT COMMITTEE FINANCIAL EXPERT
The Board of Directors has determined that all Audit Committee members are "financially literate" under the current listing standards of the New York Stock Exchange. The Board also determined that Mr. Dockendorff and Mr. Merriman, both independent Directors, each qualify as an “audit committee financial expert” as defined by the Securities and Exchange Commission rules adopted pursuant to the Sarbanes-Oxley Act of 2002.
AUDIT COMMITTEE REPORT
The Audit Committee is currently comprised of four directors, each of whom meets the applicable independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission, as determined by the Board. The Committee operates under a written charter adopted by the Board.
The primary responsibility of the Committee is to oversee the Company’s financial reporting process on behalf of the Board and to report the results of their activities to the Board regularly. While the Committee has the responsibilities and powers set forth in its Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent registered public accounting firm is responsible for auditing the Company’s consolidated financial statements and for reviewing the Company’s unaudited interim consolidated financial statements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent registered public accounting firm, internal auditors and management of the Company. The Committee is also directly responsible for the appointment, subject to shareholder ratification, termination, and the compensation of the independent registered public accounting firm.
In this context, the Audit Committee met nine times during the fiscal year ended April 1, 2017 to review and discuss the Company’s audited consolidated financial statements with management and with the Company’s independent registered public accounting firm. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company’s audited consolidated financial statements included the independent registered public accounting firm’s judgments about the overall quality of the statements, not just their technical compliance.The Committee focused on the accounting principles used, the reasonableness of significant judgments, Management's evaluation of the effectiveness of the Company's internal controls - including efforts to remediate a material weakness in the Company's internal controls for Tax - and the clarity of disclosures in the Company's financial statements. The Committee also discussed with the Company's independent registered public accounting firm, Ernst &Young, LLP, the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. Ernst &Young provided the Audit Committee with written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board, “Independence Discussions with Audit Committees,” as currently in effect, and the Audit Committee discussed with Ernst &Young its independence from our Company. The Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. All audit and non-audit services performed by the independent registered public accounting firm during this year ended April 1, 2017 were pre-approved in accordance with this policy.

Haemonetics 2017 Proxy Statement

When considering Ernst &Young's independence, the Audit Committee considered whether its provision of services to our Company beyond those rendered in connection with its audit of our consolidated financial statements and review of our condensed consolidated financial statements included in our Quarterly Reports on Form 10-Q was compatible with Ernst & Young maintaining their independence.
Fees billed by the Company’s independent registered public accounting firm for fiscal years 2017 and 2016 were comprised of the following:

	Fiscal Year 2017	Fiscal Year 2016
Audit Fees	$2,785,000	$2,650,000
Audit—Related Fees	25,000	25,000
Tax Fees	300,000	203,185
All Other Fees	5,000	2,500
Total	$3,115,000	$2,880,685

Audit fees consist of aggregate fees billed for professional services rendered in connection with the audit of our consolidated financial statements, the audit of the effectiveness of our internal control over financial reporting, reviews of the interim consolidated financial statements included in our quarterly reports, international statutory audits, regulatory filings and consents and other services related to Securities and Exchange Commission filings, and accounting consultations which relate to the audited financial statements and are necessary to comply with U.S. generally accepted accounting principles. Audit related fees consist of fees related to the audit of our Haemonetics Corporation Savings Plus Plan. Tax fees include all fees paid for tax compliance, reporting, and planning. All other fees consist of aggregate fees billed for the license of technical accounting software.
Based on the Committee’s discussion with management and the independent registered public accounting firm and the Committee’s review of the representations of management and the report of the independent registered public accounting firm to the Committee, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 1, 2017 filed with the Securities and Exchange Commission.
AUDIT COMMITTEE
Charles J. Dockendorff, Chairman
Catherine M. Burzik
Ronald G. Gelbman
Ronald L. Merriman

Haemonetics 2017 Proxy Statement

ADDITIONAL INFORMATION

2018 SHAREHOLDER PROPOSALS OR NOMINATIONS
Any notice of a proposal to bring before the Company’s 2018 Annual Meeting of Shareholders will be untimely under the By-Laws of the Company unless notice thereof is given by the shareholder to the Secretary of the Company not later than April 28, 2018, nor earlier than March 29, 2018.
Any proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 for inclusion in the Company’s Proxy Statement and form of proxy relating to the 2018 Annual Meeting of Shareholders must be received at the Company’s principal executive offices in Braintree, Massachusetts on or before February 9, 2018.
In accordance with the provisions of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, if the Company did not receive notice of a shareholder proposal to be raised at its 2017 Annual Meeting on or before April 26, 2017, then the proxies are allowed to use their discretionary voting authority when the proposal is raised at the 2017 Annual Meeting.
OTHER MATTERS
Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the proxy holders named in the enclosed proxy card will vote in accordance with their best judgment.
VOTING PROXIES
The Board of Directors recommends an affirmative vote on all Items. Proxies will be voted as specified. If authorized proxies are submitted without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors’ recommendations.
By Order of the Board of Directors
Michelle L. Basil
Secretary
Braintree, Massachusetts
June 12, 2017

Haemonetics 2017 Proxy Statement

HAEMONETICS®

IMPORTANT ANNUAL MEETING INFORMATION

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Vote by Internet

- Go to **www.investorvote.com/HAE**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Shareholder Meeting Notice

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Important Notice Regarding the Availability of Proxy Materials for the Haemonetics Corporation Shareholder Meeting to be Held on July 27, 2017

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the Annual Meeting of Shareholders' of Haemonetics Corporation are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at:

www.investorvote.com/HAE

Easy Online Access — A Convenient Way to View Proxy Materials and Vote

When you go online to view materials, you can also vote your shares.

Step 1: Go to **www.investorvote.com/HAE**.
Step 2: Click on the icon on the right to view current meeting materials.
Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.
Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.

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Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before 10 days before the meeting to facilitate timely delivery.

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Shareholder Meeting Notice

Haemonetics Corporation's Annual Meeting of Shareholders will be held on July 27, 2017 at 400 Wood Road, Braintree, MA, at 8:00 A.M. Eastern Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.

The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, FOR 1 year on Proposal 3, and FOR Proposal 5. The Board of Directors makes no recommendation on Proposal 4.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here's how to order a copy of the proxy materials and select a future delivery preference:

Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.

Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

g **Internet** – Go to **www.investorvote.com/HAE.** Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

g **Telephone** – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

g **Email** – Send email to investorvote@computershare.com with "Proxy Materials Haemonetics Corporation" in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by 10 days before the meeting.

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Haemonetics 2017 Proxy Statement

HAEMONETICS®

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 A.M., Eastern Time, on July 27, 2017.

Vote by Internet

- Go to **www.investorvote.com/HAE**
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Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposal 2, FOR 1 year on Proposal 3, and FOR Proposal 5. The Board of Directors makes no recommedation on Proposal 4.

1. To elect two (2) directors, each of whom will serve for a term of three years and until their successors are elected and qualified:

Nominee	For	Withhold
01 - Christopher Simon	☐	☐
02 - Charles J. Dockendorff	☐	☐

Proposal	1 Year	2 Years	3 Years	Abstain
3. To consider and act upon an advisory vote on the frequency of future advisory votes on the compensation of the Company's named executive officers.	☐	☐	☐	☐

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Mark here if you no longer wish to receive paper annual meeting materials and instead view them online. ☐

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name(s) appear(s) on the Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Annual Meeting Materials are available at:
www.edocumentview.com/HAE

q IF YOU HAVE NOT VOTED VIA THE INTERNET <u>OR</u> TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

HAEMONETICS®

REVOCABLE PROXY — HAEMONETICS CORPORATION

ANNUAL MEETING OF SHAREHOLDERS
DATE: July 27, 2017
TIME: 8:00 A.M. EASTERN TIME
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder of record hereby appoints Richard Meelia and Christopher Simon with full power of substitution, as proxies for the shareholder, to attend the Annual Meeting of Shareholders of Haemonetics Corporation (the "Company"), to be held at Haemonetics Corporation, 400 Wood Road, Braintree, MA 02184 USA on Thursday, July 27, 2017 at 8:00 A.M., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the shareholder is entitled to vote upon each of the matters referred to in this proxy and, at their discretion, upon such other matters as may properly come before this meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder of record. If no direction is made, this proxy will be voted "FOR" the election of Directors, "FOR" Proposal 2, "FOR" 1 year on Proposal 3, "ABSTAIN" Proposal 4, and "FOR" Proposal 5.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. ANY PROXY HERETOFORE GIVEN BY THE UNDERSIGNED WITH RESPECT TO SUCH STOCK IS HEREBY REVOKED. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2, "FOR" 1 YEAR ON PROPOSAL 3, 'ABSTAIN" PROPOSAL 4, AND "FOR" PROPOSAL 5.

PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued, and to be marked, dated and signed, on the other side)

Haemonetics 2017 Proxy Statement